                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No. 333-102387



Prospectus Supplement
(To Prospectus Dated January 31, 2003)



                                   $30,000,000

                            [JARDEN CORPORATION LOGO]

                    9 3/4% SENIOR SUBORDINATED NOTES DUE 2012
                        --------------------------------

THE COMPANY:

o Jarden Corporation is a leading provider of niche, branded consumer products used in and around the home, under well-known brand names including Ball(R), Bernardin(R), Diamond(R), FoodSaver(R), Forster(R) and Kerr(R). In North America, we are the market leader in several categories, including home canning, home vacuum packaging, kitchen matches, branded retail plastic cutlery and toothpicks. We also manufacture zinc strip and a wide array of plastic products for third party consumer product and medical companies, as well as our own business.

THE OFFERING:

o Use of Proceeds: We intend to use the net proceeds from the sale of the notes to reduce amounts outstanding under our senior credit facility.
o Registration Rights: We have agreed to offer to exchange the notes for registered notes issued under the same indenture as our outstanding 9 3/4% Senior Subordinated Notes due 2012.

THE SENIOR SUBORDINATED NOTES:

o    Maturity: The notes will mature on May 1, 2012.
o Interest Payments: We will pay interest on the notes on May 1 and November 1 of each year, starting November 1, 2003.
o Guarantees: Certain of our subsidiaries will be guarantors of the notes on a senior subordinated basis.
o Ranking: The notes will be our general unsecured senior subordinated obligations and will be subordinated to all of our existing and future senior debt. The guarantees will be general unsecured senior subordinated obligations of the guarantors and will be subordinated to all existing and future senior debt of the guarantors.
o Options Redemption: We may redeem the notes at any time on or after May 1, 2007. In addition, we may redeem up to 35% of the aggregate principal amount of the notes before May 1, 2005 with the net proceeds from certain public equity offerings.

         The terms of the notes are substantially identical to those of the $150 million in aggregate principal amount of our 9 3/4% Senior Subordinated Notes due 2012 issued pursuant to the indenture dated April 24, 2002. We refer to those notes in this prospectus supplement as the "2002 notes."

         INVESTING IN THE NOTES INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS," BEGINNING ON PAGE 8 OF THE ACCOMPANYING PROSPECTUS DATED JANUARY 31, 2003 AND PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

                                                                               Per Note                   Total
                                                                               --------                   -----
Price to public (1) ...........................................                $1,065.00                 $31,950,000
Underwriting discount..........................................                $   22.63                 $   678,938
Proceeds to Jarden.............................................                $1,042.37                 $31,271,063
(1)      Plus accrued interest from May 1, 2003.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         We expect that delivery of the notes will be made in New York, New York on or about May 8, 2003.
                           JOINT BOOK-RUNNING MANAGERS

CIBC WORLD MARKETS                                BANC OF AMERICA SECURITIES LLC

             The date of this prospectus supplement is May 1, 2003.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                       PAGE
                                                                       ----
Incorporation By Reference..........................................   S-1
Forward Looking Statements..........................................   S-1
The Offering........................................................   S-1
Risk Factors........................................................   S-3
Description of the Notes............................................   S-4
United States Federal Income Tax Consideration......................   S-41
Use of Proceeds.....................................................   S-44
Underwriting........................................................   S-44
Legal Matters.......................................................   S-45

                                   PROSPECTUS

Summary.............................................................   1
Incorporation of Certain Documents by Reference.....................   2
The Company.........................................................   3
Risk Factors........................................................   8
Forward Looking Statements..........................................   19
Use of Proceeds.....................................................   19
Ratio of Earnings to Fixed Charges..................................   19
Description of the Debt Securities..................................   20
Description of Capital Stock........................................   25
Description of Warrants.............................................   25
Description of Senior Indebtedness..................................   26
Plan of Distribution................................................   30
Where You Can Find More Information.................................   31
Experts.............................................................   31
Legal Matters.......................................................   32

         You should rely only upon the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

                           INCORPORATION BY REFERENCE

         We have elected to "incorporate by reference" certain information in this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for information incorporated by reference that is superceded by information contained in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

         (1) Our annual report on Form 10-K for the fiscal year ended December 31, 2002;

         (2)  Our current report on Form 8-K filed on January 10, 2003;

         (3)  Our current report on Form 8-K filed on February 14, 2003;

         (4)  Our current report on Form 8-K/A filed on March 7, 2003;

         (5) Our definitive proxy statement on Schedule 14A filed on March 28, 2003; and

         (6)  Our current report on Form 8-K filed on April 28, 2003.

                           FORWARD LOOKING STATEMENTS

         Certain statements we make in this prospectus, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward looking statements" within the meaning of the Federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

                                  THE OFFERING

         References in this prospectus to "Jarden," "we," "us" and "our" refer to Jarden Corporation, which was formerly known as Alltrista Corporation. We urge you to read and review carefully this entire prospectus, including "Risk Factors," and the consolidated financial statements and related notes and other information incorporated by reference in this prospectus to fully understand the terms of the notes.

         The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.


Issuer..................................................      Jarden Corporation.

Securities Offered......................................      $30 million in principal amount of 9 3/4% Senior
                                                              Subordinated Notes due 2012.

Maturity................................................      May 1, 2012.

Interest Rate...........................................      9 3/4% per annum (calculated using a 360-day year comprised of twelve 30-day months).

Interest Payment Dates..................................      May 1 and November 1, beginning on November 1, 2003.
                                                              Interest will accrue from May 1, 2003.


Guarantees..............................................      The notes will be unconditionally guaranteed in full on a
                                                              senior subordinated basis by all of our existing and
                                                              future domestic restricted subsidiaries, excluding
                                                              certain inactive  and immaterial and recently acquired
                                                              subsidiaries existing on the date of this prospectus supplement.
                                                              Under certain circumstances, Jarden will be permitted to
                                                              designate certain restricted subsidiaries as unrestricted
                                                              subsidiaries which will not guarantee the notes. If we cannot make payments on the notes when they are due, the guarantors must make them instead.

Ranking.................................................      The notes and the guarantees will be unsecured senior
                                                              subordinated obligations. Accordingly, they will rank:

                                                              o  behind all of our and the guarantors' existing and future senior debt, including indebtedness under our senior credit facility;

                                                              o  equally with all our and the guarantors' existing and future unsecured senior subordinated obligations, including the
                                                                 2002 notes; and

                                                              o  ahead of any of our and the guarantors' future subordinated debt.

Optional Redemption.....................................      On or after May 1, 2007, we may redeem some or all of the
                                                              notes at any time at the redemption prices listed under
                                                              "Description of the Notes-Optional Redemption." Prior to
                                                              May 1, 2005, we may redeem up to 35% of the notes with
                                                              the proceeds from certain public equity offerings at the
                                                              redemption price listed under "Description of the
                                                              Notes-Optional Redemption."

Mandatory Offer to Purchase.............................      If we sell certain assets or experience certain types of
                                                              changes of control, we must offer to repurchase the notes
                                                              at the prices listed in the section "Description of the
                                                              Notes-Repurchase at the Option of Holders."

Certain Covenants.......................................      The indenture governing the notes will, among other
                                                              things, limit our and the ability of our subsidiaries to:

                                                              o  incur additional indebtedness;

                                                              o  pay dividends or distributions on, or redeem or repurchase, capital stock;

                                                              o  make investments;

                                                              o  engage in certain transactions with affiliates;

                                                              o  incur liens;

                                                              o  transfer or sell assets; and

                                                              o  consolidate, merge or transfer all or substantially all of our assets.

                                                              For more details, see "Description of the Notes."


Registration Rights Agreement...........................      We and the guarantors will enter a registration rights
                                                              agreement with respect to the notes pursuant to which we
                                                              and the guarantors will agree to:

                                                              o  file a registration statement enabling holders of the notes to exchange the notes for registered notes issued under the same indenture as our 2002 notes;

                                                              o  use commercially reasonable efforts to cause the registration statement to become effective; and

                                                              o  use commercially reasonable efforts to consummate the
                                                                 exchange offer within 365 days after the closing of this
                                                                 offering;

                                                              provided that if we or any guarantor files any other
                                                              registration statement (subject to certain customary
                                                              exceptions) or otherwise offers securities pursuant to any registration statement then we and the guarantors shall be required to file a registration statement for the exchange offer contemporaneously therewith, except if such offering is an equity offering and the underwriter for such equity offering reasonably believes the filing of the exchange offer
                                                              registration statement is reasonably likely to have an adverse effect on the equity offering.

                                                              If we do not comply with certain of our obligations under the registration rights agreement, we have agreed to pay liquidated damages. See "Description of the Notes--Registration Rights;
                                                              Liquidated Damages."

Risk Factors............................................      Investing in the notes involves substantial risks. See
                                                              "Risk Factors" below as well as in the accompanying prospectus for a description of certain of the risks you should consider before investing in the notes.

Use of Proceeds.........................................      We intend to use the net proceeds from the sale of the
                                                              notes to reduce amounts outstanding under our senior
                                                              credit facility.


                                  RISK FACTORS

         BEFORE YOU INVEST IN THE NOTES, YOU SHOULD BE AWARE THAT THE OCCURRENCE OF THE EVENTS DESCRIBED IN THE SECTION UNDER THE CAPTION "RISK FACTORS" CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, OR IN MATERIALS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Until consummation of the exchange offer, the notes offered hereby will be a separate series of securities than, and will not be fungible with, our outstanding 9 3/4% Senior Subordinated Notes due 2012.

         The notes offered hereby will be issued under a separate indenture than our outstanding 9 3/4% Senior Subordinated Notes due 2012, which we refer to as the 2002 notes. As a result, the notes offered hereby will be a separate series of securities than, and will not be fungible with, the 2002 notes. Consequently, the liquidity of, and trading prices of, the notes offered hereby may be adversely affected. We have agreed to file a registration statement in respect of an offer to exchange the notes hereby for notes issued under the same indenture as the 2002 notes. However, there can be no assurance that the exchange offer will be consummated. If we fail to consummate the exchange offer within the time period provided in the registration rights agreement, we will be obligated to pay liquidated damages to the holders of the notes.

                            DESCRIPTION OF THE NOTES

         The terms of the notes are described below. Our debt securities are described generally in the accompanying prospectus. The following description of the particular terms of the notes supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus.

         The terms of the notes are substantially identical to those of the 2002 notes.

         The notes will be issued under an indenture (the "existing indenture") dated as of January 31, 2003 between Jarden Corporation and The Bank of New York, as trustee, as supplemented by a first supplemental indenture (the "supplemental indenture" and, together with the existing indenture, the "indenture") to be entered into by Jarden Corporation, the guarantors and the trustee. We have filed a copy of the existing indenture as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Pursuant to a registration rights agreement, we have agreed to file a registration statement in respect of an offer to exchange the notes hereby for notes issued under the same indenture as our 2002 notes. A copy of the supplemental indenture and the registration rights agreement will be filed as an exhibit to a Form 8-K incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

         The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth above. You can find the definitions of certain terms used in this description under the subheading "-Certain Definitions." Certain defined terms used in this description but not defined below under "-Certain Definitions" have the meanings assigned to them in the indenture. In this description, the word "Jarden" refers only to Jarden Corporation and not to any of its subsidiaries.

         The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

         The notes will be issued as a separate series of debt securities under the indenture and, accordingly, will vote as a separate series from other series of debt securities on matters under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

         The notes

              o    will be general unsecured obligations of Jarden;

              o will be subordinated in right of payment to all existing and future senior debt of Jarden, including indebtedness under its senior credit facility;

              o will be pari passu in right of payment with all existing and future senior subordinated indebtedness of Jarden, including the 2002 notes; and

              o will be unconditionally guaranteed in full by all of Jarden's domestic Restricted Subsidiaries, excluding the Inactive Subsidiaries (defined below) and New Subsidiaries (defined below), on a joint and several basis.

          The Guarantees

          Except as indicated below, the notes will be unconditionally guaranteed in full by all of Jarden's domestic Restricted Subsidiaries on a joint and several basis. See "Risk Factors -Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors" in the accompanying prospectus and "Description of the Notes -Subsidiary Guarantees."

          Each guarantee of the notes:

         o    will be a general unsecured obligation of the Guarantor;

         o will be subordinated in right of payment to all existing and future senior debt of the Guarantor;

               and

         o will be pari passu in right of payment with any existing and future senior subordinated indebtedness of the Guarantor.

         As indicated above and as discussed in detail below under the caption "-Subordination," payments on the notes and under the guarantees of the notes will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.

         Three of our Restricted Subsidiaries, TriEnda Corporation ("TriEnda"), Unimark Plastics, Inc. ("Unimark") and X Properties, LLC ("XPLLC"), will not guarantee the notes. However, TriEnda is a guarantor of the 2002 notes, and we have agreed with the underwriters to cause XPLLC to become a guarantor of the 2002 notes no later than the closing of this offering. TriEnda and Unimark are inactive and have no assets or liabilities. XPLLC has no operations and its only purpose is to hold title to certain real property which we are seeking to dispose. We are in the process of merging Unimark into one of the Guarantors. TriEnda, Unimark and XPLLC are sometimes referred to in this prospectus supplement as the "Inactive Subsidiaries."

          Two recently acquired subsidiaries, O.W.D., Incorporated and Tupper Lake Plastics, Incorporated (the "New Subsidiaries") will not initially guarantee the notes. We have agreed to, no later than May 28, 2003, either (i) cause the New Subsidiaries to guarantee the notes, (ii) properly designate the New Subsidiaries as Unrestricted Subsidiaries, or (iii) cause the New Subsidiaries to transfer all of their assets to Jarden or a Guarantor and then dissolve the New Subsidiaries or merge them out of existence.

          Under the circumstances described below under the subheading "-Certain Covenants-Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

         Jarden will issue in this offering, notes in an aggregate principal amount of approximately $30 million. Jarden may issue additional notes under the indenture from time to time after this offering. All notes issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Jarden will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on May 1, 2012.

         Interest on the notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2003. Jarden will make each interest payment to the Holders of record on the immediately preceding April 15 and October 15. Interest on the notes will accrue from May 1, 2003 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

         If a Holder of $1.0 million or more of notes has given wire transfer instructions to Jarden, Jarden will pay all principal, interest and premium and liquidated damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless Jarden elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

         The trustee will initially act as paying agent and registrar. Jarden may change the paying agent or registrar without prior notice to the Holders of the notes, and Jarden or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

         A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Jarden is not required to transfer or exchange any note selected for redemption. Also, Jarden is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

         The notes will be unconditionally guaranteed in full by each of Jarden's current and future domestic Restricted Subsidiaries, other than the Inactive Subsidiaries and the New Subsidiaries. These subsidiary guarantees will be joint and several obligations of the Guarantors. Each subsidiary guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its subsidiary guarantee will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors-Federal and State statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors" in the accompanying prospectus.

         A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Jarden or another Guarantor, unless:

         o immediately after giving effect to that transaction, no Default or Event of Default exists; and

              either:

         o the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its subsidiary guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

         o the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

         The subsidiary guarantee of a Guarantor will be released:

         o in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Jarden, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

         o in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Jarden, if the sale complies with the "Asset Sale" provisions of the indenture; or

         o if Jarden designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture. See "-Repurchase at the Option of Holders-Asset Sales" and "-Certain Covenants-Designation of Restricted and Unrestricted Subsidiaries."

SUBORDINATION

         The payment of principal, interest and premium and liquidated damages, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of Jarden, including Senior Debt incurred after the date of the indenture.

         In the event of any distribution to creditors of Jarden:

         o    in a liquidation or dissolution of Jarden;

         o in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Jarden or its property;

         o    in an assignment for the benefit of creditors; or

         o    in any marshaling of Jarden's assets and liabilities;

the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-Legal Defeasance and Covenant Defeasance").

         Jarden also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-Legal
Defeasance and Covenant Defeasance") if:

         o a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

         o any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee and Jarden receive a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt (or their representative).

         Payments on the notes may and will be resumed:

         o in the case of a payment default, upon the date on which such default is cured or waived; and

         o in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

         No new Payment Blockage Notice may be delivered unless and until:

         o 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

         o all scheduled payments of principal, interest and premium and liquidated damages, if any, on the notes that have come due have been paid in full in cash.

         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.

         If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-Legal Defeasance and Covenant Defeasance") when:

         o    the payment is prohibited by these subordination provisions; and

         o the trustee or the Holder has actual knowledge that the payment is prohibited the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

         Jarden must promptly notify holders of Senior Debt (or their representatives) upon the occurrence of an Event of Default.

         As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Jarden, Holders of notes may recover less ratably than creditors of Jarden who are holders of Senior Debt. See "Risk Factors-Your right to receive payments on the debt securities is junior to our existing senior indebtedness and possibly all of our future borrowings" in the accompanying prospectus. Further, the guarantees of the notes are junior to all of the Guarantors' existing senior indebtedness and possibly to all their future borrowings.

         The obligations of each Guarantor under its subsidiary guarantee will be subordinated to the Senior Debt of that Guarantor on the same terms described above.

OPTIONAL REDEMPTION

         At any time prior to May 1, 2005, Jarden may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.750% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

         o at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Jarden and its Subsidiaries); and

         o the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

         Except pursuant to the preceding paragraph, the notes will not be redeemable at Jarden's option prior to May 1, 2007.

         After May 1, 2007, Jarden may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                                     YEAR                      PERCENTAGE
                                     ----                      ----------
          2007.......................................           104.875%
          2008.......................................           103.250%
          2009.......................................           101.625%
          2010 and thereafter........................           100.000%

MANDATORY REDEMPTION

         Jarden is not required to make any mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

         If a Change of Control occurs, each Holder of notes will have the right to require Jarden to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Jarden will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and liquidated damages, if any, on the notes repurchased, to the date of purchase. Within ten days following any Change of Control, Jarden will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Jarden will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Jarden will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

         On the Change of Control Payment Date, Jarden will, to the extent lawful:

         o accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

         o deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

         o deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Jarden.

         The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

         If a Change of Control Offer is made, there can be no assurance that Jarden will have available funds sufficient to pay the purchase price for all of the notes that might be tendered by Holders seeking to accept the Change of Control Offer. The failure of Jarden to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the trustee and the Holders the rights described under "-Events of Default and Remedies."

         Jarden's credit agreement provides that certain change of control events with respect to Jarden will constitute a default thereunder and will prohibit Jarden from consummating a Change of Control Offer. Any future credit agreements or other agreements relating to Senior Debt to which Jarden becomes a party may contain similar provisions. If a Change of Control occurs, Jarden could seek a waiver of any resulting default and, if required, the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contains such prohibition. If Jarden is not successful in obtaining a waiver of any change of control default and the consent of the lenders or in refinancing such borrowings, such Senior Debt will be in default, and Jarden will remain prohibited from purchasing notes. In such case, Jarden's failure to purchase tendered notes would constitute an Event of Default under the indenture, which would, in turn, also constitute a default under the credit agreement. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders.

         Prior to mailing the notice referred to above, but in any event within 70 days following a Change of Control, Jarden will either repay all outstanding Senior Debt or obtain the requisite waivers and consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Jarden will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above that require Jarden to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Jarden repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

         Jarden will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Jarden and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

         The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Jarden and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Jarden to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Jarden and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

         Jarden will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         o Jarden or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

         o the fair market value is determined by Jarden's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

         o at least 75% of the consideration received in the Asset Sale by Jarden or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

         o any liabilities, as shown on Jarden's most recent consolidated balance sheet, of Jarden or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any subsidiary guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Jarden or such Restricted Subsidiary from further liability;

         o any securities, notes or other obligations received by Jarden or any such Restricted Subsidiary from such transferee that within 30 days are converted by Jarden or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

         o    long-term assets that are used or useful in a Permitted Business.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Jarden may apply those Net Proceeds at its option:

         o to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto to the extent required by such revolving credit Indebtedness;

         o to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

         o    to make a capital expenditure; or

         o to acquire other long-term assets that are used or useful in a Permitted Business.

         Pending the final application of any Net Proceeds, Jarden may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." Within 30 days after the aggregate amount of Excess Proceeds exceeds $5.0 million, Jarden will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Jarden may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based upon the aggregate principal amount of each that was properly tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         Jarden's credit agreement requires the consent of the lenders to most asset sales and prohibits the retirement of the notes and other indebtedness that ranks junior to such Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which Jarden becomes a party may contain similar provisions or may require prepayment of such Senior Debt with all or a portion of the proceeds of such asset sales. In such case, it is likely that Jarden would apply the net proceeds to retire Senior Debt or, to the extent permitted under such agreements, acquire assets for use in a Permitted Business.

         Jarden will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Jarden will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

SELECTION AND NOTICE

         If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

         o if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

         o if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

         In the event of a redemption pursuant to the provisions described above under "-Optional Redemption," notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. No notes can be redeemed in part if less than $1,000 would remain outstanding.

         Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

         Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (1) declare or pay any dividend or make any other payment or distribution on account of Jarden's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Jarden or any of its Restricted Subsidiaries) or to the direct or indirect holders of Jarden's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Jarden or to Jarden or a Restricted Subsidiary of Jarden);

         (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Jarden) any Equity Interests of Jarden;

         (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the subsidiary guarantees, except a payment of interest (including any amount comparable to liquidated damages) or principal at the Stated Maturity thereof; or

         (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

         (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

         (2) Jarden would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock"; and

         (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Jarden and its Restricted Subsidiaries after April 24, 2002 (excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

              (a) 50% of the Consolidated Net Income of Jarden for the period (taken as one accounting period) from July 1, 2002 to the end of Jarden's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

              (b) 100% of the aggregate net cash proceeds received by Jarden since April 24, 2002 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Jarden (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Jarden that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Jarden), plus

              (c) with respect to Restricted Investments made by Jarden and its Restricted Subsidiaries after April 24, 2002, an amount equal to the net reduction in such Restricted Investments resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to Jarden or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed the amount of the Restricted Investment previously made by Jarden or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; provided that any amounts in excess of the amount of the Restricted Investment previously made may be included in the calculation of Consolidated Net Income otherwise available under clause (a), plus;

              (d) $5.0 million.

         So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

         (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

         (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Jarden or any Guarantor or of any Equity Interests of Jarden in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Jarden) of, Equity Interests of Jarden (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

         (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Jarden or any Guarantor in exchange for, or out of the net cash proceeds received from, the substantially concurrent sale of Permitted Refinancing Indebtedness;

         (4) the payment of any dividend by a Restricted Subsidiary of Jarden to the holders of its Equity Interests on a pro rata basis and the redemption, purchase, cancellation or other retirement of Equity Interests in a Restricted Subsidiary held by any Person other than Jarden or a Subsidiary of Jarden;

         (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Jarden or any Restricted Subsidiary of Jarden held by any member of Jarden's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period and $5.0 million in the aggregate; and

         (6) prepayments on the subordinated seller note due 2004 in accordance with its terms as in effect on April 24, 2002.

         The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Jarden or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, Jarden will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

         To the extent that Jarden has made any Restricted Payments since April 24, 2002 that have reduced its capacity to make additional Restricted Payments under the indenture governing Jarden's 2002 notes, corresponding reductions shall be made to the foregoing provisions so that Jarden's capacity to make Restricted Payments pursuant to the indenture governing the notes offered hereby is identical to Jarden's capacity to make Restricted Payments pursuant to the indenture governing the 2002 notes.

         Notwithstanding anything in the indenture to the contrary, the foregoing Restricted Payments covenant shall not be applicable to the extent that it would violate the provisions of the indenture governing Jarden's 2002 notes; provided, however, that Jarden shall not pay or offer to pay any consideration to the holders of its 2002 notes to amend, modify or waive any provisions of the indenture governing such notes unless it also pays or offers to pay, as the case may be, the same consideration to the holders of the notes offered hereby.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Jarden will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Jarden may incur Indebtedness (including Acquired Debt), and Jarden's Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Jarden's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (1) the incurrence by Jarden and any of its Restricted Subsidiaries of Indebtedness and letters of credit under its Senior Credit Facility in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Jarden and its Restricted Subsidiaries thereunder) not to exceed $100.0 million less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings that have been made by Jarden or any of its Restricted Subsidiaries since the date of the indenture;

         (2) the incurrence by Jarden and its Restricted Subsidiaries of Existing Indebtedness;

         (3) the incurrence by Jarden and the Guarantors of Indebtedness represented by the notes and the related subsidiary guarantees to be issued on the date of the indenture and such other notes and related subsidiary guarantees to be issued pursuant to the registration rights agreement;

         (4) the incurrence by Jarden or any of its Restricted Subsidiaries of Indebtedness of Tilia assumed as part of the Acquisition; provided that such indebtedness was not incurred in connection with or in contemplation of the Acquisition;

         (5) the incurrence by Jarden or any of its Restricted Subsidiaries of Indebtedness in an amount which did not exceed $15.0 million pursuant to promissory notes issued to the shareholders of Tilia in payment of a portion of consideration for the Acquisition; provided that such Indebtedness is subordinated to the 2002 notes to at least the same extent as the 2002 notes are subordinated to Senior Debt;

         (6) the incurrence by Jarden or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Jarden or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6), not to exceed $10.0 million at any time outstanding;

         (7) the incurrence by Jarden or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (6), (7) or (12) of this paragraph;

         (8) the incurrence by Jarden or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Jarden and any of its Subsidiaries; provided, however, that:

              (a) if Jarden or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Jarden, or the subsidiary guarantee, in the case of a Guarantor; and

              (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Jarden or a Restricted Subsidiary of Jarden and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Jarden or a Restricted Subsidiary of Jarden; will be deemed, in each case, to constitute an incurrence of such Indebtedness by Jarden or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

         (9) the incurrence by Jarden or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing, swapping or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding;

         (10) the guarantee by Jarden or any of its Restricted Subsidiaries of Indebtedness of Jarden or a Restricted Subsidiary of Jarden that was permitted to be incurred by another provision of this covenant;

         (11) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Jarden as accrued; and

         (12) the incurrence by Jarden or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $25.0 million.

         For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Jarden will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Senior Credit Facility outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

         To the extent that Jarden has incurred any Indebtedness since April 24, 2002 such that its capacity to incur additional Indebtedness under the indenture governing Jarden's 2002 notes has been reduced, corresponding reductions shall be made to the foregoing provisions so that Jarden's capacity to incur Indebtedness pursuant to the indenture governing the notes offered hereby is identical to Jarden's capacity to incur indebtedness pursuant to the indenture governing the 2002 notes.

NO LAYERING OF DEBT

         Jarden will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Jarden and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's subsidiary guarantee.

LIENS

         Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness for money borrowed on any asset now owned or hereafter acquired, except Permitted Liens.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Capital Stock to Jarden or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Jarden or any of its Restricted Subsidiaries;

         (2) make loans or advances to Jarden or any of its Restricted Subsidiaries; or

         (3) transfer any of its properties or assets to Jarden or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (1) agreements governing Existing Indebtedness, and the Senior Credit Facility as in effect on April 24, 2002 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on April 24, 2002;

         (2)  the indenture, the notes and the subsidiary guarantees;

         (3)  applicable law;

         (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Jarden or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

         (5) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices;

         (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

         (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

         (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-Liens" that limit the right of the debtor to dispose of the assets subject to such liens;

         (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

         (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

MERGER, CONSOLIDATION OR SALE OF ASSETS

         Jarden may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Jarden is the surviving corporation); or
(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Jarden and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

         (1) either: (a) Jarden is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Jarden) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

         (2) the Person formed by or surviving any such consolidation or merger (if other than Jarden) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Jarden under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

         (3) immediately after such transaction, no Default or Event of Default exists; and

         (4) Jarden or the Person formed by or surviving any such consolidation or merger (if other than Jarden), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock."

         In addition, Jarden may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Jarden and any of its Restricted Subsidiaries that are Guarantors.

TRANSACTIONS WITH AFFILIATES

         Jarden will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (1) the Affiliate Transaction is on terms that are no less favorable to Jarden or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Jarden or such Restricted Subsidiary with an unrelated Person; and

         (2)  Jarden delivers to the trustee:

              (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

              (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Jarden of such

              Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

         (1) any employment or consulting agreement entered into by Jarden or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Jarden or such Restricted Subsidiary;

         (2) transactions between or among Jarden and/or its Restricted Subsidiaries;

         (3) transactions with a Person that is an Affiliate of Jarden solely because Jarden owns an Equity Interest in, or controls, such Person;

         (4) payment of reasonable fees and compensation to, and indemnity provided on behalf of, directors and officers of Jarden;

         (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Jarden;

         (6) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "-Restricted Payments";

         (7) transfers of accounts receivable and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Transaction and the charging of fees and expenses in the ordinary course of business in connection with such transfers; and

         (8)  Permitted Investments.

BUSINESS ACTIVITIES

         Jarden will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activities other than in a Permitted Business.

ADDITIONAL SUBSIDIARY GUARANTEES

         If Jarden or any of its Subsidiaries acquires or creates a Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a subsidiary guarantee and deliver an opinion of counsel satisfactory to the trustee within 30 days of the date on which it was acquired or created.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Jarden and its Restricted Subsidiaries in the Subsidiary to be designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-Restricted Payments" or Permitted Investments, as determined by Jarden. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Upon its designation as an Unrestricted Subsidiary, it will cease to be a Guarantor and its subsidiary guarantee will be released.

         The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. If an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, an amount equal to the lesser of the aggregate fair market value of all outstanding Investments owned by Jarden and its Restricted Subsidiaries in the Subsidiary to be redesignated and the amount of all such Investments will be deemed to be recovered in cash as of the time of the redesignation and will increase the amounts available for (1) Restricted Payments under the first paragraph of the covenant described above under the caption "-Restricted Payments" and (2) Permitted Investments in proportion to the amount of Jarden's and its Restricted Subsidiaries' Investments in such Subsidiary that were Restricted Payments and Permitted Investments. Upon any such redesignation or other designation as a Restricted Subsidiary, such Subsidiary will become a Guarantor and execute a subsidiary guarantee.

PAYMENTS FOR CONSENT

         Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

         Whether or not required by the Commission, so long as any notes are outstanding, Jarden will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations (together with any extensions granted by the Commission):

         (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Jarden were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Jarden's certified independent accountants; and

         (2) all current reports that would be required to be filed with the Commission on Form 8-K if Jarden were required to file such reports.

         If Jarden has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Jarden and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Jarden.

         In addition, Jarden and the Guarantors have agreed that, for so long as any notes remain outstanding, whether or not required by the Commission, Jarden will file a copy of all of the information and reports referred to in clauses
(1) and (2) above with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods specified in the Commission's rules and regulations (together with any extensions granted by the Commission) and make such information available to securities analysts and prospective investors upon request.

AMENDMENT OF SUBORDINATED SELLER NOTES

         Without the consent of the Holders of at least a majority in principal amount of notes then outstanding, Jarden will not agree to amend or modify the subordinated seller notes in any manner that would result in the subordinated seller notes not being subordinated to the notes to at least the same extent as the notes are subordinated to Senior Debt, or that would accelerate any payment of the subordinated seller notes or increase the interest rate on the subordinated seller notes.

EVENTS OF DEFAULT AND REMEDIES

         Each of the following is an Event of Default:

         (1) default for 30 days in the payment when due of interest on, or liquidated damages due with respect to, the notes, whether or not prohibited by the subordination provisions of the indenture;

         (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

         (3) failure by Jarden or any of its Subsidiaries to comply with the provisions described under the captions "-Repurchase at the Option of Holders-Change of Control," "-Repurchase at the Option of Holders-Asset Sales" (other than the requirement that the resolution of the Board of Directors pursuant to clause (2) of the first paragraph of such provision be set forth in an officers' certificate delivered to the trustee, with respect to which the Event of Default described in clause (5) of the paragraph will apply), or "-Certain Covenants-Merger, Consolidation or Sale of Assets";

         (4) failure by Jarden or any of its Subsidiaries to comply with the provisions described under the captions "-Certain Covenants-Restricted Payments" or "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," and such failure continues for 30 days;

         (5) failure by Jarden or any of its Subsidiaries for 60 days after notice by the trustee or Holders of at least 25% in principal amount of the then outstanding notes to comply with any of the other agreements in the indenture;

         (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Jarden or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Jarden or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

              (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

              (b) results in the acceleration of such Indebtedness prior to its express maturity,

              and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

         (7) failure by Jarden or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (to the extent not insured), which judgments are not paid, discharged or stayed for a period of 60 days;

         (8) except as permitted by the indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and

         (9) certain events of bankruptcy or insolvency described in the indenture with respect to Jarden, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

         In the case of an Event of Default arising from an event of bankruptcy or insolvency described in clause (9) above, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

         Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal (including redemption or purchase price) or interest or liquidated damages.

         The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or liquidated damages on, or the principal (including redemption or purchase price) of, the notes.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Jarden with the intention of avoiding payment of the premium that Jarden would have had to pay if Jarden then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to May 1, 2007, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Jarden with the intention of avoiding the prohibition on redemption of the notes prior to May 1, 2007, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

         At any time after a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the Holders of a majority in aggregate principal amount of the outstanding notes, by written notice to Jarden and the trustee, may rescind such declaration and its consequences if: (i) Jarden has paid or deposited with the trustee a sum sufficient to pay (A) all overdue interest on all notes, (B) all unpaid principal of (and premium, if any, on) any outstanding notes that has become due, other than by such declaration of acceleration, and interest thereon at the rate borne by the notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes, and (D) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on), or interest on, the notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

         Jarden is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Jarden is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of Jarden or any Guarantor, as such, will have any liability for any obligations of Jarden or the Guarantors under the notes, the indenture, the subsidiary guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the Federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Jarden may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their subsidiary guarantees ("Legal Defeasance") except for:

         (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and liquidated damages, if any, on such notes when such payments are due from the trust referred to below;

         (2) Jarden's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

         (3) the rights, powers, trusts, duties and immunities of the trustee, and Jarden's and the Guarantors' obligations in connection therewith; and

         (4)  the Legal Defeasance provisions of the indenture.

         In addition, Jarden may, at its option and at any time, elect to have the obligations of Jarden and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (1) Jarden must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Jarden must specify whether the notes are being defeased to maturity or to a particular redemption date;

         (2) in the case of Legal Defeasance, Jarden has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that

              (i) Jarden has received from, or there has been published by, the Internal Revenue Service a ruling; or

              (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law,

              in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (3) in the case of Covenant Defeasance, Jarden has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

         (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Jarden or any of its Subsidiaries is a party or by which Jarden or any of its Subsidiaries is bound;

         (6) Jarden must deliver to the trustee an officers' certificate stating that the deposit was not made by Jarden with the intent of preferring the Holders of notes over the other creditors of Jarden with the intent of defeating, hindering, delaying or defrauding creditors of Jarden or others; and

         (7) Jarden must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next three succeeding paragraphs, the indenture and the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

         (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-Repurchase at the Option of Holders");

         (3) reduce the rate of or change the time for payment of interest on any note;

         (4) waive a Default or Event of Default in the payment of principal (including redemption or purchase price) of, or interest or premium, or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

         (5) make any note payable in money other than that stated in the notes;

         (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or liquidated damages, if any, on the notes;

         (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-Repurchase at the Option of Holders");

         (8) release any Guarantor from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture; or

         (9)  make any change in the preceding amendment and waiver provisions.

         In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

         Notwithstanding the preceding, without the consent of any Holder of notes, Jarden, the Guarantors and the trustee may amend or supplement the indenture or the notes:

         (1)  to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated notes in addition to or in place of certificated notes;

         (3) to provide for the assumption of Jarden's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Jarden's assets;

         (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

         (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

         (6) to conform the indenture governing the notes offered hereby to the indenture governing the 2002 notes as in effect on the date of the indenture governing the notes offered hereby.

SATISFACTION AND DISCHARGE

         The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

         (1)  either:

              (i) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Jarden, have been delivered to the trustee for cancellation; or

              (ii) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Jarden or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and liquidated damages, if any, and accrued interest to the date of maturity or redemption;

         (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Jarden or any Guarantor is a party or by which Jarden or any Guarantor is bound;

         (3) Jarden or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

         (4) Jarden has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

         In addition, Jarden must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

         If the trustee becomes a creditor of Jarden or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

         The notes will be represented by one or more permanent global certificates in registered form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-Exchange of Book-Entry Notes for Certificated Notes".

         Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking societe anonyme ("Clearstream")), which may change from time to time.

DEPOSITORY PROCEDURES

         DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         Pursuant to procedures established by DTC:

         (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

         (2) ownership of such interests in the Global Notes will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

         Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system.

         All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "-Exchange of Book-Entry Notes for Certificated Notes".

         Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

         Payments in respect of the principal of and premium and liquidated damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered holder under the Indenture. Jarden and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Jarden, the Trustee nor any agent of Jarden or the Trustee has or will have any responsibility or liability for:

         (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payment made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

         (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         DTC has advised Jarden that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Jarden. Neither Jarden nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Jarden and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

         Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be affected in the ordinary way in accordance with their respective rules and operating procedures.

         Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear and Clearstream, as the case may be, by their depositories. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositories to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Jarden that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day of Euroclear or Clearstream following DTC's settlement date.

         DTC has advised Jarden that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. If there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute the notes to its Participants.

         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither Jarden nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

         According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that Jarden believes to be reliable.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

         A Global Note is exchangeable for notes in registered certificated form ("Certificated Notes") if:

         (1) DTC (a) notifies Jarden that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Jarden fails to appoint a successor depositary;

         (2) Jarden, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

         (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

         In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

         Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions, if any, applicable to such notes.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

         The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as Holders of these notes. A form of the registration rights agreement will be filed as an exhibit to a Form 8-K incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

         Jarden, the Guarantors and the underwriters will enter into the registration rights agreement on or prior to the closing of this offering. Pursuant to the registration rights agreement, Jarden and the Guarantors will agree to file with the Commission an exchange offer registration statement on the appropriate form under the Securities Act with respect to the notes. Upon the effectiveness of the exchange offer registration statement, Jarden and the Guarantors will offer to the Holders of the notes pursuant to the Exchange Offer (as defined in the registration rights agreement) the opportunity to exchange for notes issued under the same indenture as Jarden's 2002 notes.

         The registration rights agreement will provide that:

         (1) Jarden and the Guarantors will file an exchange offer registration statement with the Commission;

         (2) Jarden and the Guarantors will use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the Commission; and

         (3) Jarden and the Guarantors will use commercially reasonable efforts to

              (a)  commence the Exchange Offer; and

              (b) issue, within 365 days after the closing of the offering of the notes, notes issued under the same indenture as the 2002 notes in exchange for all notes tendered prior thereto in the Exchange Offer;

              provided that if Jarden or any Guarantor files any other registration statement (subject to certain customary exceptions) or otherwise offers securities pursuant to any registration statement then we and the Guarantors shall be required to file a registration statement for the exchange offer contemporaneously therewith, except if such offering is an equity offering and the underwriter for such equity offering reasonably believes the filing of the exchange offer registration statement is reasonably likely to have an adverse effect on the equity offering.

        If:


              (a) Jarden and the Guarantors fail to consummate the Exchange Offer within 365 days after the close of the offering of the notes; or

              (b) Jarden and the Guarantors fail to file, only if required by the registration rights agreement, the exchange offer registration statement at the time described above (each such event referred to in clauses (a) and (b) above, a "Registration Default");

              then, as the exclusive remedy of the holders, Jarden and the Guarantors will pay Liquidated Damages to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such Holder.

         The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated damages for all Registration Defaults of $.50 per week per $1,000 principal amount of notes.

         All accrued Liquidated Damages will be paid by Jarden and the Guarantors on each date on which stated interest is payable to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

         Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "2002 notes" means Jarden's outstanding 9 3/4% Senior Subordinated Notes due 2012.

         "Acquired Debt" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Acquisition" means Jarden's acquisition of the business of Tilia which closed on April 24, 2002.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Asset Sale" means:

         (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory and accounts receivable in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Jarden and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "-Repurchase at the Option of Holders-Change of Control" and/or the provisions described above under the caption "-Certain Covenants-Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

         (2) the issuance of Equity Interests by any of Jarden's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.


         Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

         (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

         (2)  a transfer of assets between or among Jarden and its Subsidiaries,

         (3) an issuance of Equity Interests by a Subsidiary to Jarden or to another Subsidiary;

         (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

         (5) the sale or other disposition of cash or Cash Equivalents or Government Securities;

         (6) transfers of accounts receivable and related assets by Jarden or any of its Restricted Subsidiaries to a Receivables Subsidiary in connection with a Qualified Receivables Transaction; and

         (7) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-Certain Covenants-Restricted Payments."

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

         (1) with respect to a corporation, the board of directors of the corporation;

         (2) with respect to a partnership or limited liability company, the Board of Directors of the general partner or managing member of the partnership; and

         (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

         (1)  in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

         (1)  United States dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

         (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and
              (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

         (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

         (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Jarden and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

         (2) the adoption of a plan relating to the liquidation or dissolution of Jarden;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Jarden, measured by voting power rather than number of shares; or

         (4) the first day on which a majority of the members of the Board of Directors of Jarden are not Continuing Directors.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus (without duplication):

         (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income;

         (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

         (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income;

         (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; and

         (5) the net adjustment to EBITDA to calculate adjusted EBITDA on a pro forma basis for the year ended December 31, 2001, as shown in the offering memorandum relating to the initial offering of the 2002 notes in note (b) under the caption "Offering Memorandum Summary-- Alltrista Summary Consolidated Historical and Pro Forma Financial Data," to the extent that such net adjustment was deducted in computing such Consolidated Net Income.

minus non-cash items increasing such Consolidated Net Income for such period, other than any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the preceding, the provision for taxes based on the income or profits, depreciation and amortization and other non-cash expenses, and net adjustment to EBITDA of a Subsidiary of Jarden will be added to

Consolidated Net Income to compute Consolidated Cash Flow of Jarden only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Jarden by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

         (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

         (4) the cumulative effect of a change in accounting principles will be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Jarden who:

         (1)  was a member of such Board of Directors on April 24, 2002; or

         (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Debt" means:

         (1)  any Indebtedness outstanding under the Senior Credit Facility; and

         (2) after payment in full of all Obligations under the Senior Credit Facility, any other Senior Debt permitted under the indenture the outstanding principal amount of which is $25.0 million or more and that has been designated by Jarden as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Jarden to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Jarden may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-Certain Covenants-Restricted Payments."

         "Domestic Subsidiary" means any Restricted Subsidiary of Jarden that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Jarden.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Existing Indebtedness" means Indebtedness of Jarden and its Subsidiaries in existence on April 24, 2002, until such amounts are repaid.

         "Family" shall mean, with respect to any Person, (i) the current and former spouses of such Person and (ii) the ancestors, siblings and descendants, whether by blood or adoption, of such Person.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

         (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

         (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

         (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any Disqualified Stock of such Person or any preferred stock of its Restricted Subsidiaries, other than dividends payable solely in Equity Interests (other than Disqualified Stock) of Jarden or to Jarden or a Restricted Subsidiary of Jarden, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined marginal Federal, state and local income tax rate of such Person (taking into account the deductibility of state and local taxes for Federal income tax purposes), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantors" means each of:

         (1) each of Jarden's direct and indirect Domestic Subsidiaries existing on the date of the indenture, excluding the Inactive Subsidiaries and the New Subsidiaries; and

         (2) any other Subsidiary that executes a subsidiary guarantee in accordance with the provisions of the indenture;

         and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

         (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

         (1)  in respect of borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (3)  in respect of banker's acceptances;

         (4)  representing Capital Lease Obligations;

         (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (6)  representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

         (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

         (3) the lesser of the Indebtedness and the fair market value of the collateral asset, in the case of any Indebtedness of others secured by a Lien on any asset of the specified Person; and

         (4) the lesser of the primary Indebtedness and any stated limit on recourse under the Guarantee, in the case of Indebtedness of others secured by a Guarantee of the specified Person.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Jarden or any Subsidiary of Jarden sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Jarden such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Jarden, Jarden will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Jarden's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Certain Covenants-Restricted Payments." The acquisition by Jarden or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Jarden or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-Certain Covenants-Restricted Payments," if the acquired Person becomes a Restricted Subsidiary as a result of such acquisition and such third Person does not become a Restricted Subsidiary as a result of such acquisition.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

         (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:
              (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

         (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by Jarden or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,
(b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (d) amounts required to be paid to any Person (other than Jarden or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale.

         "Non-Recourse Debt" means Indebtedness:

         (1)  as to which neither Jarden nor any of its Restricted Subsidiaries
              (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;

         (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Jarden or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

         (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Jarden or any of its Restricted Subsidiaries (other than Equity Interests in an Unrestricted Subsidiary).

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Permitted Business" means any business in which Jarden and its Restricted Subsidiaries were engaged on April 24, 2002, any other business in the consumer products industry, including without limitation food products, and any business reasonably related or complementary thereto.

         "Permitted Holder" means (i) Martin E. Franklin or Ian Ashken; (ii) any member of the Family of Martin E. Franklin or Ian Ashken; (iii) any conservatorship, custodianship or decedent's estate of any Person specified in the foregoing clause (i) or (ii); (iv) any trust established for the benefit of any Person specified in the foregoing clause (i) or (ii); or (v) any corporation, limited liability company, partnership or other entity, the controlling equity interests in which are held by or for the benefit of any one or more Person specified in the foregoing clause (i) or (ii).

         "Permitted Investments" means:

         (1)  any Investment in Jarden or in a Restricted Subsidiary of Jarden;

         (2)  any Investment in Cash Equivalents;

         (3) any Investment by Jarden or any Subsidiary of Jarden in a Person, if as a result of such Investment:

              (a)  such Person becomes a Restricted Subsidiary of Jarden; or

              (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Jarden or a Restricted Subsidiary of Jarden;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales";

         (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Jarden;

         (6) accounts receivable and any Investments received in compromise of obligations incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or upon foreclosure on any secured Investment;

         (7)  Hedging Obligations;

         (8) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
              (8) since the date of the indenture not to exceed $10.0 million in original amount at any time outstanding; and

         (9) Investments by Jarden or a Restricted Subsidiary of Jarden in a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

         "Permitted Junior Securities" means:

         (1) Equity Interests in Jarden or any Guarantor or any successor to either of the foregoing; or

         (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the subsidiary guarantees are subordinated to Senior Debt under the indenture.

         "Permitted Liens" means:

         (1) Liens on assets of Jarden and its Restricted Subsidiaries securing Senior Debt;

         (2)  Liens in favor of Jarden and its Restricted Subsidiaries;

         (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Jarden or any Restricted Subsidiary of Jarden; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Jarden or the Restricted Subsidiary;

         (4) Liens on property existing at the time of acquisition of the property by Jarden or any Restricted Subsidiary of Jarden; provided that such Liens were in existence prior to the contemplation of such acquisition;

         (5) Liens securing reimbursement obligations with respect to letters of credit and surety or performance bonds issued in the ordinary course of business;

         (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) of the second paragraph of the covenant entitled "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

         (7)  Liens existing on April 24, 2002;

         (8) Liens on Equity Interests in Unrestricted Subsidiaries that secure Non-Recourse Debt; and

         (9) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

          "Permitted Refinancing Indebtedness" means any Indebtedness of Jarden or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Jarden or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

         (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith, including consent fees);

         (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the subsidiary guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the notes, and is subordinated in right of payment to, the notes or the subsidiary guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4) such Indebtedness is incurred either by Jarden, by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or by any intermediate Restricted Subsidiary.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Public Equity Offering" means an offer and sale of Capital Stock (other than Disqualified Stock) of Jarden pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Jarden).

         "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Jarden or any of its Restricted Subsidiaries pursuant to which Jarden or such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary accounts receivable (whether now existing or arising in the future) and any assets related thereto, including without limitation, all collateral securing such accounts receivable, all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and all other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

         "Receivables Subsidiary" means an Unrestricted Subsidiary of Jarden that engages in no activities other than in connection with financing of accounts receivable and that is designated by the Board of Directors of Jarden as a Receivables Subsidiary. For purposes of the foregoing and the definition of

         "Unrestricted Subsidiary," the making of Standard Securitization Undertakings by Jarden or any of its Restricted Subsidiaries shall not be deemed inconsistent with qualifying as an Unrestricted Subsidiary. Any such designation by the Board of Directors of Jarden shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the issuer giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Senior Credit Facility" means Jarden's existing credit facility as in effect on the date of the indenture; as amended, amended and restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time.

         "Senior Debt" means:

         (1) all Indebtedness of Jarden or any Guarantor outstanding under the Senior Credit Facility and all Hedging Obligations with respect thereto;

         (2) any other Indebtedness of Jarden or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated to any Senior Debt or on a parity with or subordinated in right of payment to the notes or any subsidiary guarantee; and

         (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

         (1) any liability for Federal, state, local or other taxes owed or owing;

         (2) any intercompany Indebtedness of Jarden or any of its Subsidiaries to Jarden or any of its Affiliates;

         (3)  any trade payables;

         (4) the portion of any Indebtedness that is incurred in violation of the indenture; or

         (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Jarden or any Guarantor.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Standard Securitization Undertaking" means representations, warranties, covenants and indemnities entered into by Jarden or any Restricted Subsidiary of Jarden that are reasonably customary in accounts receivable transactions.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Tilia" means Tilia International, Inc. and its subsidiaries, Tilia, Inc. and Tilia Canada, Inc.

         "Unrestricted Subsidiary" means any Subsidiary of Jarden that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

         (1)  has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with Jarden or any Restricted Subsidiary of Jarden unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Jarden or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Jarden;

         (3) is a Person with respect to which neither Jarden nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Jarden or any of its Restricted Subsidiaries; and

         (5) has at least one director on its Board of Directors that is not a director or executive officer of Jarden or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Jarden or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of Jarden as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the "-Certain Covenants-Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and (i) will be deemed to be redesignated as a Restricted Subsidiary and (ii) any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Jarden as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," Jarden will be in default of such covenant. The Board of Directors of Jarden may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Jarden of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. Upon any such designation as a Restricted Subsidiary, such Subsidiary, if it is a Domestic Subsidiary, will become a Guarantor and execute a supplemental indenture.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)  the then outstanding principal amount of such Indebtedness.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following general discussion summarizes certain U.S. Federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion only deals with persons that hold notes as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, and that purchase the notes for cash at original issue at the initial offering price. This discussion does not address the U.S. Federal income tax consequences that may be relevant to a particular holder subject to special treatment under certain U.S. Federal income tax laws (for example, persons subject to the alternative minimum tax provisions of the Code). Also, this discussion is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities or foreign currency, banks, financial institutions, trusts, insurance companies, tax-exempt organizations (employment, charitable or other), persons that hold notes as part of a hedging or conversion transaction or a straddle, persons deemed to sell notes under the constructive sale provisions of the Code, persons that have a functional currency other than the U.S. dollar and investors in pass-through entities, may be subject to special rules.

         This discussion is based on the Code, the final, temporary and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. Federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

         Persons considering the purchase of notes should consult their own tax advisors concerning the application of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations.

U.S. HOLDERS

         The following discussion is limited to persons that are U.S. Holders. For these purposes, "U.S. Holder" means the beneficial owner of a note that for U.S. Federal income tax purposes is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation that is created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is subject to U.S. Federal income tax regardless of its source, (iv) a trust subject to the primary supervision of a United States court and the control of one or more U.S. persons or (v) a person whose worldwide income or gain is otherwise subject to U.S. Federal income tax on a net income basis. If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences.

Interest

         A U.S. Holder must generally include interest on a note in its ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. Federal income tax purposes.

Sale, Exchange or Redemption of Notes

         Upon the sale, exchange or redemption of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between
(i) the amount realized on such disposition and (ii) such U.S. Holder's adjusted tax basis in the note. Notwithstanding the foregoing, any amounts received in connection with any sale, exchange or redemption with respect to accrued interest will not be included in the amount realized and will be treated as ordinary interest income. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of such note less any principal payments received by such holder.

Contingent Payments

         In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The obligation to make such payments, including redemption premiums payable in certain circumstances, may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments".

If the notes were deemed to be contingent payment debt instruments, U.S. Holders might, among other things, be required to accrue income on the notes prior to the receipt of cash attributable to such income and to treat any gain recognized on the sale or other disposition of a note as ordinary income, rather than as capital gain which may be subject to tax at a reduced rate. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Jarden intends to take the position that the likelihood that such payments will be made is remote and therefore the notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses on a statement attached to the holder's timely filed U.S. Federal income tax return for the taxable year that includes the acquisition date of the note that such holder's determination is different. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Information Reporting and Backup Withholding

         A U.S. Holder of notes may be subject to backup withholding, currently at a rate of 30%, but subject to gradual reduction to 28% by year 2006 and then increasing to 31% in year 2011 (the "Applicable Backup Withholding Rate"), with respect to "reportable payments," which includes interest and principal paid on or the gross proceeds of a sale, exchange or redemption of the notes. The payor of any reportable payments will be required to deduct and withhold the Applicable Backup Withholding Rate from such payments if (i) the payee fails to establish that it is entitled to an exemption, (ii) the payee fails to furnish its correct Taxpayer Identification Number ("TIN") to the payor in the prescribed manner, (iii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iv) the payee has failed properly to report the receipt of reportable payments and the IRS has notified the payor that backup withholding is required or (v) the payee fails to certify under penalties of perjury that such payee is not subject to backup withholding. If any one of these events occurs with respect to a U.S. Holder of notes, Jarden or its paying or other withholding agent will be required to withhold the Applicable Backup Withholding Rate from any payments of principal and interest on a note.

         Any amount withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. Federal income tax liability, so long as the required information is provided timely to the IRS. Jarden, its paying agent or other withholding agent generally will report to a U.S. Holder of notes and to the IRS the amount of any reportable payments made in respect of the notes for each calendar year and the amount of tax withheld, if any, with respect to such payments.

NON-U.S. HOLDERS

         If you are a "Non-U.S. Holder," as defined below, this section applies to you. A Non-U.S. Holder means any beneficial owner of a note that is not a U.S. Holder. The rules governing the United States Federal income taxation of a Non-U.S. Holder are complex, and no attempt will be made herein to provide more than a summary of those rules. Special rules may apply to a Non-U.S. Holder if such holder is a controlled foreign corporation, passive foreign investment company or foreign personal holding company and therefore subject to special treatment under the Internal Revenue Code. IF YOU ARE A NON-U.S. HOLDER, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE EFFECT ON YOU OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO AN INVESTMENT IN THE NOTES, INCLUDING ANY REPORTING REQUIREMENTS.

Interest

         Subject to the discussion of backup withholding below, payments of interest on a note to a Non-U.S. Holder generally will not be subject to U.S. Federal income or withholding tax, provided that (i) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Jarden that are entitled to vote, (ii) the holder is not
(a) a controlled foreign corporation that is related to Jarden through stock ownership or (b) a bank receiving interest on a loan entered into in the ordinary course of business, (iii) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (iv) Jarden or its paying agent receives appropriate documentation establishing that the Non-U.S. Holder is not a U.S. person.

         A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. Federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the notes.

         If interest on the notes is effectively connected with the conduct by an Non-U.S. Holder of a trade or business within the United States, such interest will be subject to U.S. Federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If interest is subject to U.S. Federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the relevant Non-U.S. Holder provides Jarden or its paying agent with the appropriate documentation.

Sale, Exchange or Redemption of Notes

         Subject to the discussion of backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. Federal income tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. Federal income tax law applicable to certain expatriates. If gain on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such gain will be subject to U.S. Federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax).

Information Reporting and Backup Withholding

         Backup withholding and information reporting generally will not apply to payments of interest or principal made to a Non-U.S. Holder in respect of the notes if such Non-U.S. Holder furnishes Jarden or its paying agent with appropriate documentation of such holder's non-U.S. status.

         The payment of proceeds from a Non-U.S. Holder's disposition of notes to or through the U.S. office of any broker, domestic or foreign, will be subject to information reporting and possible backup withholding unless such holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of an exemption are not, in fact, satisfied. The payment of the proceeds from a Non-U.S. Holder's disposition of a note to or through a non-U.S. office of either a U.S. broker or a non-U.S. broker that is a U.S.-related person will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its files that such Non-U.S. Holder is not a U.S. person and the broker has no actual knowledge or reason to know to the contrary, or the Non-U.S. Holder establishes an exemption. For this purpose, a "U.S.-related person" is (i) a controlled foreign corporation for U.S. Federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership that is either engaged in the conduct of a trade or business in the U.S. or of which 50% or more of its income or capital interests are held by U.S. persons. Neither information reporting nor backup withholding will apply to a payment of the proceeds of a Non-U.S. Holder's disposition of notes by or through a non-U.S. office of a non-U.S. broker that is not a U.S.-related person. Copies of any information returns filed with the IRS may be made available by the IRS, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which the Non-U.S. Holder resides.

         Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. Federal income tax liability, provided that the requisite procedures are followed.

         Prospective purchasers of notes are urged to consult their own tax advisors with respect to the application to their particular situations of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction.

                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sale of the notes to reduce amounts outstanding under our senior credit facility.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement among Jarden, the Guarantors and the underwriters, the underwriters named below have agreed to purchase from us, severally and not jointly, the following respective principal amounts of notes offered by this prospectus supplement at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:



                                                                PRINCIPAL
UNDERWRITER                                                  AMOUNT OF NOTES
-----------                                                  ---------------
CIBC World Markets Corp.............................           $18,000,000
Banc of America Securities LLC......................           $12,000,000
                                                               -----------
                                                   Total       $30,000,000
                                                               ===========

         The Underwriting Agreement provides that the obligations of the underwriters are subject to certain conditions precedent.

         We have been advised by the underwriters that the underwriters propose to offer the notes to prospective investors at the public offering price set forth on the cover page of this prospectus supplement. After commencement of the offering, the offering price and other selling terms may be changed by the underwriters.

         The notes are not listed on any securities exchange. The underwriters have advised us that they will act as market-makers for the notes. However, the underwriters are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

         We have agreed to indemnify the underwriters and certain controlling persons against certain liabilities, including liabilities under the Securities Act.

         The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including over-allotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for or the purchase of notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

         Certain of the underwriters or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us in the ordinary course of business. Bank of America, N.A., an affiliate of Banc of America Securities LLC is a lender and the administrative agent under our senior credit facility and expects to receive a portion of the proceeds of this offering in repayment of amounts outstanding owed to it under the senior credit facility. Canadian Imperial Bank of Commerce, an affiliate of CIBC World Markets Corp., is a lender and the syndication agent under our senior credit facility.

         Under Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), the yield at which the securities are being distributed is no lower than that recommended by a "qualified independent underwriter" as defined in Rule 2720 of the Conduct Rules of the NASD. CIBC World Markets Corp. will participate in this offering as a qualified independent underwriter. In its role as qualified independent underwriter, CIBC World Markets Corp. has performed due diligence investigations and reviewed and participated in the preparation of this prospectus supplement and the registration statement of which this prospectus supplement forms a part. The independent underwriter will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering.

         We have agreed to indemnify CIBC World Markets Corp. in its role as qualified independent underwriter against certain liabilities including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments CIBC World Markets Corp. may be required to make in respect of those liabilities.

                                  LEGAL MATTERS

         The validity of the notes to be issued will be passed upon for us by Kane Kessler, P.C., New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

                                   PROSPECTUS

                               JARDEN CORPORATION

                                  $150,000,000

                         DEBT SECURITIES, COMMON STOCK,
                          PREFERRED STOCK, AND WARRANTS

                                 ---------------

         We may from time to time sell up to $150,000,000 aggregate initial offering price of one or more series of our debt securities, our common stock, $0.01 par value per share, our preferred stock, $0.01 par value per share, our warrants to purchase debt securities, common stock, or preferred stock, or any combination of our debt securities, common stock, preferred stock, and warrants.

         These debt securities may consist of notes, debentures or other types of debt. We will provide specific terms of these debt securities in supplements to this prospectus. Our payment obligations under any series of debt securities may be guaranteed by one or more of our subsidiaries which are co-registrants.

         This prospectus provides a general description of the securities we may offer. The specific terms of the securities offered by this prospectus will be set forth in a supplement to this prospectus and will include, among other things:

o in the case of common stock, the number of shares, purchase price, and terms of the offering and sale thereof;

o in the case of preferred stock, the number of shares, purchase price, the designation and relative rights, preferences, limitations and restrictions, and the terms of the offering and sale thereof;

o in the case of debt securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate, time of payment of interest, terms (if any) for the subordination or redemption thereof, and any other specific terms of the debt securities; and

o in the case of warrants, the title, aggregate number, price at which it will be issued, exercise price, and designation, aggregate principal amount and terms of the securities issuable upon exercise of the warrants.

         Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and the additional information described under "Where You Can Find More Information" carefully before you invest in our securities.

         Our common stock trades on the New York Stock Exchange under the symbol "JAH." On January 28, 2003, the last reported sale price of our shares on the New York Stock Exchange was $26.06 per share.

         The securities may be sold through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time (see "Plan of Distribution").

                                 ---------------

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 8 AND IN ANY PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.
                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN THE EXCHANGE OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS JANUARY 31, 2003.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SUMMARY.......................................................................................................   1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................................................   2
THE COMPANY...................................................................................................   3
RISK FACTORS..................................................................................................   8
  Reductions, cancellations, or delays in customer purchases
    would adversely affect our profitability..................................................................   8
  We may be adversely affected by the trend towards retail trade consolidation................................   9
  Sales of some of our products are seasonal and weather related..............................................   9
  We depend on suppliers in Asia..............................................................................   9
  Competition in our industries may hinder our ability to execute our business
    strategy, achieve profitability, or maintain relationships with existing customers........................   10
  If we fail to develop new or expand existing customer relationships, our
    ability to grow our business will be impaired.............................................................   10
  We cannot be certain that our product innovations and marketing successes will continue.....................   10
  We may experience difficulty in integrating acquired businesses, which
    may interrupt our business operations.....................................................................   11
  Our operations are subject to a number of Federal, state and
    local environmental regulations...........................................................................   11
  We may be adversely affected by remediation obligations
    mandated by applicable environmental laws.................................................................   11
  We depend upon key personnel................................................................................   11
  We enter into contracts with the United States government and other governments.............................   11
  Our operating results can be adversely affected by changes in the cost
    or availability of raw materials..........................................................................   12
  Our business could be adversely affected because of risks which are
    particular to international operations....................................................................   12
  Our performance can fluctuate with the financial condition of the retail industry...........................   12
  Claims made against us based on product liability could have a material
    adverse effect on our business............................................................................   13
  We depend on our patents and proprietary rights.............................................................   13
  We depend on a single manufacturing facility for certain essential products.................................   13
  Certain of our employees are represented by labor unions....................................................   13
  Our significant indebtedness could adversely affect our financial
    health, and prevent us from fulfilling our obligations under our debt.....................................   13
  We will require a significant amount of cash to service our indebtedness.
    Our ability to generate cash depends on many factors beyond our control...................................   14
  The indenture related to the debt securities, our 9 3/4% senior subordinated notes due 2012, and our senior credit facility contain various covenants
    which limit our management's discretion in the operation of our business..................................   14
  We may not have the ability to raise the funds necessary
    to finance the change of control offer required by the
    indenture related to our 9 3/4% senior subordinated notes due 2012........................................   15
  Delaware law and our rights plan may limit possible takeovers...............................................   15
  The market price for our common stock is volatile...........................................................   16
  We may issue a substantial amount of our common stock in connection with future
    acquisitions and the sale of those shares could adversely affect our stock price..........................   16
  Our stock price may be adversely affected if our stockholders sell substantial amounts of our common stock, or our preferred stock or warrants convertible
    into our common stock, in the public market following the offering........................................   16
  Since we have broad discretion in how we use the net proceeds from this
     offering, we may use such proceeds in ways with which you disagree.......................................   16
  Your right to receive payments on the debt securities is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the debt securities are junior to all of the guarantors' existing

    senior indebtedness and possibly to all their future borrowings...........................................   16
  Since the debt securities are unsecured, your right to enforce remedies
    is limited by the rights of holders of secured debt.......................................................   17
  Not all of our subsidiaries will guarantee our obligations under the debt securities, and the assets of the non-guarantor subsidiaries may not be
    available to make payments on the debt securities.........................................................   17
  A public market for the debt securities may not develop.....................................................   17
  Federal and state statutes allow courts, under specific circumstances, to void
    guarantees and require  security holders to return payments received from guarantors......................   18
FORWARD LOOKING STATEMENTS....................................................................................   19
USE OF PROCEEDS...............................................................................................   19
RATIO OF EARNINGS TO FIXED CHARGES............................................................................   19
DESCRIPTION OF THE DEBT SECURITIES............................................................................   20
DESCRIPTION OF CAPITAL STOCK..................................................................................   25
DESCRIPTION OF WARRANTS.......................................................................................   25
DESCRIPTION OF SENIOR INDEBTEDNESS............................................................................   26
PLAN OF DISTRIBUTION..........................................................................................   30
WHERE YOU CAN FIND MORE INFORMATION...........................................................................   31
EXPERTS.......................................................................................................   31
LEGAL MATTERS.................................................................................................   32

                                     SUMMARY

         This prospectus is part of a registration statement that Jarden Corporation and the co-registrants (together, the "registrants") filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, the registrants may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities the registrants may offer. Each time the registrants sell securities, the registrants will provide a prospectus supplement that will contain specific information about the terms of that offering. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement, which may add, update, or change information. Together these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus and in any prospectus supplement.

THE SECURITIES WE MAY OFFER

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may offer from time to time up to an aggregate of $150,000,000 of one or more series of our debt securities, our common stock, $0.01 par value per share, our preferred stock, $0.01 par value per share, our warrants to purchase debt securities, common stock, or preferred stock, or any combination of our debt securities, common stock, preferred stock, and warrants.

DEBT SECURITIES

         The terms of each series of debt securities will be detailed or determined in the manner provided in an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, among other things, the initial offering price, the aggregate principal amount the price or prices at which we will sell the debt securities, any limit on the aggregate principal amount of the debt securities, the date or dates on which we will pay the principal on the debt securities, and the rate or rates at which the debt securities will bear interest. We have summarized general features of our debt securities under the section entitled "Description of Debt Securities" contained in this prospectus.

COMMON STOCK

         We may issue common stock, par value $0.01 per share. Holders of our common stock are entitled to receive dividends when declared by our board of directors, subject to the rights of holders of our preferred shares. Each holder of common shares is entitled to one vote per share. The holders of common shares have no preemptive or cumulative voting rights. Our credit facility contains restrictions on our ability to pay dividends or make other distributions.

PREFERRED STOCK

         We may issue preferred stock, par value $0.01 per share, in one or more series. Subject to the terms of our governing documents and applicable Delaware law, our board of directors will determine the dividend, voting, conversion and other rights and preferences of the series of preferred stock being offered.

WARRANTS

         We may issue warrants for the purchase of debt securities, preferred stock or common stock either independently or together with other securities. Each warrant will entitle the holder to purchase the principal amount of our debt securities, or the number of shares of preferred stock or common stock, at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement
                                 ---------------

         The mailing address and telephone number of our principal executive offices are 555 Theodore Fremd Avenue, Rye, New York, 10580, (914) 967-9400.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by us with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this prospectus, except as superseded or modified herein:

         (a) Our annual report on Form 10-K/A for the fiscal year ended December 31, 2001;

         (b) Our quarterly report on Form 10-Q/A for the period ended March 31, 2002;

         (c) Our quarterly report on Form 10-Q/A for the period ended June 30, 2002;

         (d) Our quarterly report on Form 10-Q for the period ended September 30, 2002;

         (e) Our current report on Form 8-K, Date of Event -- December 18, 2001, filed on January 9, 2002;

         (f) Our current report on Form 8-K, Date of Event -- March 28, 2002, filed on March 28, 2002;

         (g) Our current report on Form 8-K, Date of Event -- March 28, 2002, filed on March 29, 2002;

         (h) Our current report on Form 8-K, Date of Event -- April 24, 2002, filed on May 9, 2002;

         (i) Our current report on Form 8-K, Date of Event -- May 30, 2002, filed on June 4, 2002;

         (j) Our current report on Form 8-K, Date of Event -- October 17, 2002, filed on October 24, 2002;

         (k) Our current report on Form 8-K, Date of Event -- October 28, 2002, filed on October 29, 2002;

         (l) Our current report on Form 8-K, Date of Event -- November 1, 2002, filed on November 1, 2002;

         (m) Our current report on Form 8-K, Date of Event -- January 7, 2003, filed on January 10, 2002;

         (n) Our definitive proxy statement on Schedule 14A filed on April 30, 2002;

         (o) The description of our common stock contained in our registration statement on Form 8-A/A filed on May 1, 2002, including any amendments or reports filed for the purpose of updating that description; and

         (p) The description of the preferred stock purchase rights of our common stock contained in our registration statement on Form 8-A/A filed on May 1, 2002, including any amendments or reports filed for the purpose of updating that description.

         All of such documents are on file with the Commission. In addition, all documents filed by Jarden Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to termination of the offering are incorporated by reference in this prospectus and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         This prospectus incorporates herein by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to Jarden Corporation, 555 Theodore Fremd Avenue, Rye, NY 10580,
Attention: Corporate Secretary, or call (914) 967-9400.

                                   THE COMPANY

          Jarden Corporation is a leading provider of niche consumer products used in home food preservation. We operate two distinct business groups, consumer products and material based. Our consumer products group markets and distributes the FoodSaver(R) line, which is the U.S. market leader in home vacuum packaging systems and accessories and is the leading North American manufacturer, distributor and marketer of home canning and related products, primarily under the Ball(R), Kerr(R) and Bernardin(R) brands. Our materials based group is the country's largest producer of zinc strip and is a plastics manufacturer.

         During 2001, we repositioned our growth strategy to focus on consumer products. Alltrista Consumer Products manufactures, markets and distributes a broad line of home food preservation and preparation products that includes recognized brand name home canning jars, jar closures and other accessories (including fruit pectin, Fruit-Fresh(R) brand fruit protector, pickle mixes and tomato mixes). As of April 24, 2002, through the acquisition of Tilia International, Inc. and its subsidiaries ("Tilia"), our consumer products group markets and distributes the FoodSaver(R) vacuum packaging system. Vacuum packaging is the process of removing air from a container to create a vacuum, and then sealing the container so that air cannot re-enter.

         Our materials based group is comprised of three business segments: metals, injection molded plastics, and other. Our metals business is the sole source supplier of copper plated zinc penny blanks to both the United States Mint and the Royal Canadian Mint. In addition, we manufacture a line of industrial zinc items used in the plumbing, automotive, electrical component and European architectural markets, and the Lifejacket(R) anti-corrosion system. Our plastic injection molding business manufactures precision custom components for major companies in the healthcare and consumer products industries including CIBA Vision Corporation, Johnson & Johnson, Meridian Diagnostics, Inc., The Scotts Company and Winchester Ammunition. The other segment includes the manufacturing of non-injection molded plastic parts and other immaterial business activities.

RECENT DEVELOPMENTS

         Diamond Brands Acquisition. On November 27, 2002, we entered into an Asset Purchase Agreement to purchase the business assets and liabilities of Diamond Brands Operating Corp. and its affiliates ("Diamond Brands"), a leading manufacturer and marketer of niche consumer products for domestic use including matches, toothpicks, disposable plastic cutlery, straws, clothespins and wooden crafts sold primarily under the Diamond Brands(R) and Forster(R) trademarks. The acquisition of Diamond Brands has been approved in the United States Bankruptcy Court for the District of Delaware as the exclusive plan to be voted on by the creditors.

         Our acquisition of Diamond Brands is subject to final confirmation by the United States Bankruptcy Court for the district of Delaware, Hart-Scott-Rodino approval, and other customary closing conditions. Although we cannot assure you that any and all these conditions will be satisfied, at this time, we believe that we will complete the acquisition during the first quarter of 2003.

          We intend to finance our acquisition of Diamond Brands at closing with the combination of available cash and borrowings under our credit facility. The purchase price for the sale and transfer of the assets shall consist of: (a) an aggregate amount equal to the sum of the following: (i) $12,950,000 in cash,
(ii) the balance, as of the closing, of the principal amount due under a DIP loan agreement, taking into account all payments made in respect of such principal amount by the debtors through the closing, plus (b) at Jarden's election, within six months after the closing (i) either $6 million in cash payable by wire transfer in immediately available funds or (ii) shares of Jarden common stock with an aggregate fair market value of $6 million as of the date of delivery; and (c) the assumption of certain liabilities.

         Exchange Offer. On December 4, 2002, we completed an offer to the holders of our 9 3/4% senior subordinated notes subject to Rule 144A of the Securities Act of 1933 to exchange those notes for our 9 3/4% senior subordinated notes which are registered under the Securities Act of 1933, as amended, and are substantially similar to the old notes except that the mandatory redemption provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes. Substantially all of the $150,000,000 aggregate principal amount of the old notes were exchanged for the new notes.

CONSUMER PRODUCTS GROUP

         The consumer products group is comprised of two segments: vacuum packaging and domestic consumables.

         Our domestic consumables segment manufactures, markets and distributes a line of home food preservation products to serve value, mid-tier and premium oriented customers, which products include home canning jars, jar closures, home canning tools, and other accessories. These products are marketed under the well-known Ball(R), Bernardin(R), Golden Harvest(R), and Kerr(R) brand names. We also market and distribute related food products, including fruit pectin, Fruit-Fresh(R) brand fruit protector, pickle mixes, tomato mixes and all-in-one canning kits, including a jam pectin kit and jelly and salsa kits. In addition, we market a line of housewares under the Golden Harvest(R) brand, including tumblers, beverage tappers and other glassware.

         We also provide patented vacuum packaging systems for household use marketed under the FoodSaver(R) brand. Our seven models of compact, patented counter-top FoodSaver(R) appliances incorporate a vacuum pump and bag sealer to keep foods fresh and are sold at prices ranging from approximately $100 to almost $300. We market our FoodSaver(R) appliances in tandem with our patented FoodSaver(R) bags and rolls and complementary accessories, including canisters, containers, lids, jar sealers and bottle stoppers.

Customers

         Our customers are a diverse group of wholesalers and retailers in the United States and Canada. Our principal customers include grocery stores, mass merchants, warehouse clubs, and hardware stores, but we also sell through sporting goods and outdoor stores and specialty retailers. We have been Wal-Mart's category manager for the home canning segment since 1998. In this role, we are responsible for the home canning section within the store, including inventory management, the introduction of new items, and the creation of various reports to track inventory, sales, and margins. In addition to these channels of distribution, vacuum packaging products are sold directly to individual consumers through direct-to-consumer channels. Our direct-to-consumer sales have primarily been made through infomercials and catalogs.

Sales and Marketing

         Our consumer products sales are made in the United States and Canada through food brokers and manufacturer representative organizations as well as through our internal sales force and house accounts. We employ regional sales managers located in key geographic areas who oversee the sales and retail activities of food brokerage firms and independent manufacturer representatives.

Distribution and Fulfillment

         We utilize company-operated and independent warehouses located in various regions of the United States and Canada to distribute our products. The largest of these warehouses is located in Muncie, Indiana and is operated by an outsourced provider, which utilizes highly automated packaging equipment allowing us to maintain our efficient and effective logistics and freight management processes. We also work with an outsourced provider for the delivery of our products in order to ensure that as many shipments as possible are processed as full truckloads, saving significant freight costs.

Manufacturing

         We manufacture the metal closures for our home canning jars at our Muncie, Indiana facility. Lithographed tin plated steel sheet is cut and formed to produce the lids and bands. Liquid plastisol, which we formulate, is applied to lids, forming an airtight seal, which is necessary for safe and effective home canning. Finished products are packaged for integration with glass jars or sold in multi-packs as replacement lids.

         Vacuum packaging products are sourced through a network of independent manufacturers. Appliances are currently sourced through three facilities in China; bags and rolls are currently sourced through suppliers in Korea and the United States; and accessories are sourced from Taiwan, China and the United States. Our own research and development department designs and engineers products in the United States and sets strict engineering specifications for the third-party manufacturers. We maintain ownership over all necessary production molds.

Intellectual Property

         Management believes that none of our active trademarks or patents is essential to the successful operation of our business as a whole. However, one or more trademarks or patents may be material in relation to individual products or product lines such as our property rights to use the Ball(R), FoodSaver(R), Fruit-Fresh(R), Golden Harvest(R), and Kerr(R) brand names and the Bernardin(R) trade name in connection with certain goods to be sold, including home food preservation supplies, kitchen housewares and packaged foods for human consumption.

         We hold patents throughout many primary worldwide markets on both the design of the FoodSaver(R) appliance itself as well as on many of its components. Our patent on the FoodSaver(R) vacuum seal appliance expires in 2009, and our patent on FoodSaver(R) bags expires in 2005. The key elements of the bag are a unique waffle pattern that facilitates air removal, an oxygen barrier layer that prevents air from entering the bag and a heat resistant outer layer to allow easy sealing without burn-through. In addition, we have registered the VacLoc, SaverMate, VacuTop and VacuSave names with the U.S. Patent and Trademark Office and in several countries throughout the world. In addition, we have developed a proprietary two-piece closure system incorporating a plastisol sealant that differentiates our jar lids from our competitors' lids. We have pending patent applications for new technology for bags and vacuum packaging systems that we recently acquired.

         Pursuant to the terms of the 1993 distribution agreement with Ball Corporation, we were granted a license to use the Ball(R) brand name for our consumer products. In the event of a change of control of Jarden which has not received the approval of a majority of our board of directors or causes us to be controlled or majority owned by a competitor of Ball, Ball has the option to terminate our license to use the Ball(R) brand name. Pursuant to the terms of an agreement with Kerr Group, Inc., we have a perpetual exclusive, worldwide license to use the Kerr(R) brand name in our consumer products division. However, in the event of a change of control of Jarden which has not received the approval of a majority of our board of directors, Kerr has the option to terminate our license to use the Kerr(R) brand name.

Raw Materials

         Most of our glass canning jars are supplied under an agreement with Anchor Glass Container Corporation. Such glass materials are also available from a variety of other sources at competitive prices. The tin plate raw material used in the manufacture of our home canning jar lids and closures is supplied by multiple vendors and is currently available from a variety of sources at competitive prices. Historically, the raw materials and components that are necessary for the manufacture of our products have been available in the quantities that we require.

Competition

         We are the leading provider of home canning products and related accessories and our brands represent a significant portion of the sales in this niche market. In addition to the competitors in our niche market, we compete with companies who specialize in other food preservation mediums such as freezing and dehydration.

         Our vacuum packaging appliances compete with marketers of "conventional" food storage solutions, such as plastic bags and containers. In addition, our competitors include manufacturers of sealing appliances that heat-seal bags, but, we believe, do not create a vacuum seal comparable to ours. There are also several companies that manufacture industrial and commercial vacuum packaging products, but we do not believe that these manufacturers have attempted to enter the household marketplace.

MATERIALS BASED GROUP

         Our materials based group is currently comprised of three business segments: metals, injection molded plastics, and other.

METALS

         We believe our zinc strip business is the largest producer of zinc strip and fabricated products in the United States. We are the sole source supplier of copper plated zinc penny blanks to both the United States Mint and the Royal

Canadian Mint and are currently exploring opportunities with several other countries. In addition, we manufacture a line of industrial zinc items used in the plumbing, automotive, electrical component and European architectural markets, and the Lifejacket(R) anti-corrosion system. Our anticorrosion zinc Lifejacket(R) is gaining recognition as a cost-effective solution to arrest the corrosion of the reinforcement steel within poured concrete structures. We are affected by fluctuations in penny blank requirements of the United States Department of the Treasury and the Federal Reserve System. Although the future use of the penny as legal tender has been debated in recent years, management believes that the zinc based coinage will remain an important part of the currency system for the foreseeable future.

Sales and Marketing

         Our sales and marketing staff consists of individuals with considerable technical background in the field of metallurgy. These individuals focus on leveraging our core capabilities in zinc metallurgy and electrochemistry to exploit new market opportunities. The sales and marketing staff works closely with our engineering and technical services group to deliver products to the customer. We maintain a website which contains technical information regarding the advantageous physical properties of zinc versus other metals.

Manufacturing

         In our Greenville, Tennessee facility, we manufacture alloys of zinc strip and fabricated zinc products in a number of configurations for our customers. We have five lines used to slit the coils into widths specified by customers. Many customers require less than the full master coil diameters, so the large coils are broken down into the requested diameters at the time they are slit. We also produce coin blanks stamped from slit coils using one of five high-speed presses. The stamped blanks are then rimmed and put into one of three electroplating lines where the copper coating is applied.

Raw Materials

         We purchase special high-grade zinc ingot and a variety of metals, including copper, lead, titanium, magnesium, manganese and other alloys, to produce the zinc alloys we use in our various applications. These alloys have been developed by our technical staff to meet the specific physical and chemical characteristics of the finished product applications. We purchase zinc ingot based on market prices quoted on the London Metals Exchange (month-end average price) from a variety of suppliers. Certain customers, including the United States Mint, provide their own purchased zinc that is utilized to manufacture product at a toll conversion price. We purchase copper for both alloying and plating purposes based on market prices quoted on the New York Commodities and Metals Exchange. As with zinc ingot, the United States Mint supplies the required copper for one-cent coin blanks. We also purchase a variety of chemicals for production and waste treatment, primarily for use in copper plating. Prices for chemicals are negotiated with suppliers based on market supply and demand conditions and volume purchase levels.

INJECTION MOLDED PLASTICS

         We manufacture precision custom injection molded components for major companies in the healthcare and consumer products industries. We also own Yorker(R) Closures, a proprietary product line of plastic closures. Products for the healthcare industry include items such as intravenous harness components and surgical devices. Products for manufacturers of consumer goods primarily include packaging and sport shooting ammunition components.

Customers

         We supply shotgun shell components to Winchester Ammunition and various healthcare products (such as contact lens cases) to CIBA Vision Corporation, Ethic-on, Inc., Johnson & Johnson, CB Fleet Company, Inc., and Meridian Diagnostics, Inc. and consumer products for The Scotts Company, among others.

Sales and Marketing

         We concentrate our marketing efforts in those markets that require high levels of precision, quality, and engineering expertise. There is potential for continued growth in all product lines, especially in the healthcare market, where our quality, service and "clean room" molding operations are critical competitive factors.

Manufacturing

         We manufacture at three facilities located in Greenville, South Carolina; Reedsville, Pennsylvania; and Springfield, Missouri. The injection-molding process involves converting plastic resin pellets to a fluid state through elevated temperature and pressure, at which point the resin is injected into a mold where it is then formed into a finished part. Molded parts are usually small, intricate components that are produced using multi-cavity tooling. Post-molding operations employ robotics and automation for assembly and packaging.

Raw Materials

         We purchase resin from regular commercial sources of supply and, in most cases, multiple sources. The supply and demand for plastic resins are subject to cyclical and other market factors.

Competition

         The market for injection molded plastics is highly competitive. We concentrate our marketing efforts in those markets that require high levels of precision, quality, engineering expertise and cleanliness. We have differentiated ourselves from our competitors by developing long-lasting relationships with a number of specialty tooling manufacturers and by possessing strong design capabilities. We believe that the quality and cleanliness of our facilities provides another competitive advantage for us. As a result, we believe that we will continue to capture new injection molding programs as they come to market, as well as benefit from continued outsourcing trends among original equipment manufacturers.

OTHER

         Effective November 26, 2001, we sold our underperforming thermoformed plastics operations consisting of the assets of our Triangle, TriEnda and Synergy World divisions (the "TPD Assets") to Wilbert, Inc. for $21.0 million in cash, a $1.9 million noninterest-bearing one-year note, and the assumption of certain identified liabilities. We recorded a pre-tax loss of $121.1 million in 2001 related to the sale.

         Effective November 1, 2001, we sold our majority interest in Microlin, LLC, a developer of proprietary battery and fluid delivery technology, for $1,000 in cash plus contingent consideration based upon future performance through December 31, 2012 and the cancellation of future funding requirements. We recorded a pre-tax loss of $1.4 million in 2001 related to the sale.

         Currently, our other business primarily manufactures thermoformed plastic white goods for a variety of customers in our Fort Smith, Arkansas facility. We also manufacture and sell extruded plastic sheet and roll stock products in smooth, textured and laminated finishes for a variety of customers. Additionally, we produce plastic tables for original equipment manufacturers in our Fort Smith plant and have a proprietary line of tables selling under the Vision(TM) brand that are primarily sold to the hospitality and institutional markets. Our customers are primarily other equipment manufacturers.

         Our products are produced through a thermoforming process. Thermoforming is an operation in which plastic sheet is converted into a formed product through single- or twin-sheet vacuum or pressure formed in conjunction with the application of heat. After the product is formed, the process of removing the excess material, or trimming, is generally performed by automated equipment programmed to execute the appropriate steps to produce the finished part to the customer's specifications. We purchase resin directly for use in the manufacture of extruded sheet and also purchase plastic sheet from third-party suppliers in those instances where we are unable to provide for our needs internally. These raw materials are obtained from regular commercial sources of supply and, in most cases, multiple sources. The supply and demand for plastic resins are subject to cyclical and other market factors. Certain of our customers purchase the resin on our behalf, thereby providing us protection from price fluctuations.

GOVERNMENT CONTRACTS

         We enter into contracts with the United States Government which contain termination provisions customary for government contracts. See "Metals" under the materials based group discussion above. The United States Government retains the right to terminate such contracts at its convenience. However, if the contract is terminated, we are entitled to be reimbursed for allowable costs and profits to the date of termination relating to authorized work performed to such date. The United States Government contracts are also subject to reduction or modification in the event of changes in government requirements or budgetary constraints. Since entering into a contract with us in 1981, the United States Government has not terminated the penny blank supply arrangement.

ENVIRONMENTAL MATTERS

         Our operations are subject to Federal, state and local environmental and health and safety laws and regulations, including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We believe that we are in material compliance with such laws and regulations. Further, the cost of maintaining compliance has not, and we believe, in the future, will not, have a material adverse effect on our business, results of operations or financial condition. Due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot predict with any certainty that future material capital or operating expenditures will not be required in order to comply with applicable environmental laws and regulations.

         In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. We have attempted to limit our exposure to such liabilities through contractual indemnities and other mechanisms. We do not believe that any of our existing remediation obligations, including at third-party sites where we have been named a potentially responsible party, will have a material adverse effect upon our business, results of operations or financial condition.

EMPLOYEES

         As of September 30, 2002, we employed approximately 950 people. Approximately 215 union workers are covered by two collective bargaining agreements at our metals and domestic consumables manufacturing facilities. These agreements expire at the domestic consumables facility (Muncie, Indiana) on October 15, 2006, and at the metals facility (Greeneville, Tennessee) on October 4, 2003.

         We have not experienced a work stoppage during the past five years. Management believes that its relationships with our employees and collective bargaining unions are satisfactory.

         Our principal executive offices are located at 555 Theodore Fremd Avenue, Rye, New York, 10580.

                                  RISK FACTORS

         Investing in our securities involves risks, including the risks described in this prospectus, in any prospectus supplement and in the other documents that are incorporated herein by reference. You should carefully consider the risks factors together with all of the other information and data included in this prospectus, any prospectus supplement and the documents that are incorporated herein by reference before you decide to acquire any securities. If any of the following risks actually occur, our business, financial condition or results of operation may suffer.

RISKS RELATING TO JARDEN

REDUCTIONS, CANCELLATIONS, OR DELAYS IN CUSTOMER PURCHASES WOULD ADVERSELY AFFECT OUR PROFITABILITY.

         Customers in our consumer products group, and many customers in our materials based group, generally do not enter into long-term contracts or commitments with us. As a result, these customers may cancel their orders, change purchase quantities from forecast volumes, or delay purchases for a number of reasons beyond our control. Significant or numerous cancellations, reductions, or delays in purchases by customers could have a material adverse effect on our business, results of operations and financial condition. In addition, because many of our costs are fixed, a reduction in customer demand could have an adverse affect on our gross profit margins and operating income.

         Sales to one customer in our consumer products group, Wal-Mart Stores, Inc. and its affiliates, accounted for approximately 8% of our 2001 consolidated net sales and approximately 17% of our 2001 consolidated net sales on a pro forma basis. In addition, sales to one customer in our materials based group accounted for approximately 8% of our 2001 consolidated net sales and approximately 6% of our 2001 consolidated net sales on a pro forma basis. A significant reduction in purchases from either of these customers could have a material adverse effect on our business, results of operations and financial condition.

WE MAY BE ADVERSELY AFFECTED BY THE TREND TOWARDS RETAIL TRADE CONSOLIDATION.

         With the growing trend towards retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength is growing. Our consumer products businesses may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to shelf space, price demands and other conditions.

SALES OF SOME OF OUR PRODUCTS ARE SEASONAL AND WEATHER RELATED.

         Sales of certain of our products, particularly our consumer products, are seasonal. Sales of our home canning products generally reflect the pattern of the growing season, and sales of our FoodSaver(R) products generally are strongest in the fourth quarter preceding the holiday season. Sales of these products may be negatively impacted by unfavorable weather conditions and other market trends. Periods of drought, for example, may adversely affect the supply and price of fruit, vegetables, and other foods available for home canning. Sales of our consumer products may also be adversely affected by the trend toward decreasing prices and increasing quality of purchased preserved food products. Either or both of these factors could have a material adverse effect on our business, results of operations and financial condition.

WE DEPEND ON SUPPLIERS IN ASIA.

         The vast majority of our FoodSaver(R) products are manufactured by third party suppliers in China and Korea. Any adverse change in, among other things, any of the following could have a material adverse effect on our business, results of operations and financial condition:

         o    our relationship with these suppliers;

         o    the financial condition of these suppliers;

         o    our ability to import outsourced products; or

         o these suppliers' ability to manufacture and deliver outsourced products on a timely basis.

         We cannot assure you that we could quickly or effectively replace any of our suppliers if the need arose, and we cannot assure you that we could retrieve tooling and molds possessed by any of our suppliers. Our dependence on these few suppliers could also adversely affect our ability to react quickly and effectively to changes in the market for our products. In addition, international manufacturing is subject to significant risks, including, among other things:

         o    labor unrest;

         o    political instability;

         o    restrictions on transfer of funds;

         o    domestic and international customs and tariffs;

         o    unexpected changes in regulatory environments; and

         o    potentially adverse tax consequences.

         Labor in China has historically been readily available at relatively low cost as compared to labor costs applicable in other nations. China has experienced rapid social, political and economic change in recent years. We cannot assure you that labor will continue to be available to us in China at costs consistent with historical levels. A substantial increase in labor costs in China could have a material adverse effect on our business, results of operations and financial condition. Although China currently enjoys "most favored nation" trading status with the United States, the U.S. government has in the past proposed to revoke such status and to impose higher tariffs on products imported from China. We cannot assure you that our business will not be affected by the aforementioned risks, each of which could have a material adverse effect on our business, results of operations and financial condition.

COMPETITION IN OUR INDUSTRIES MAY HINDER OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY, ACHIEVE PROFITABILITY, OR MAINTAIN RELATIONSHIPS WITH EXISTING CUSTOMERS.

         We operate in highly competitive industries. We compete against numerous other domestic and foreign companies, many of which are more established in their industries and have substantially greater revenue or resources than we do. We also face competition from the manufacturing operations of our current and potential customers in our materials based group. A shift away from outsourcing on behalf of our current or potential customers could have a material adverse effect on our business, results of operations and financial condition. Competition could cause price reductions, reduced profits or losses, or loss of market share, any of which could have a material adverse effect on our business.

         To compete effectively in the future in the consumer products industry, among other things, we must:

         o    maintain strict quality standards;

         o    develop new products that appeal to consumers; and

         o    deliver products on a reliable basis at competitive prices.

         To compete effectively in the future in the materials based industry, among other things, we must:

         o    provide technologically advanced manufacturing services;

         o    maintain strict quality standards;

         o respond flexibly and rapidly to customers' design and schedule changes; and

         o    deliver products on a reliable basis at competitive prices.

         Our inability to do any of these things could have a material adverse effect on our business, results of operations and financial condition.

IF WE FAIL TO DEVELOP NEW OR EXPAND EXISTING CUSTOMER RELATIONSHIPS, OUR ABILITY TO GROW OUR BUSINESS WILL BE IMPAIRED.

         Growth in our consumer products and materials based groups depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

WE CANNOT BE CERTAIN THAT OUR PRODUCT INNOVATIONS AND MARKETING SUCCESSES WILL CONTINUE.

         We believe that our future success will depend, in part, upon our ability to continue to introduce innovative designs in our existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in the introduction, marketing and manufacturing of any new products or product innovations, or develop and introduce in a timely manner innovations to our existing products which satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner would harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

WE MAY EXPERIENCE DIFFICULTY IN INTEGRATING ACQUIRED BUSINESSES, WHICH MAY INTERRUPT OUR BUSINESS OPERATIONS.

         We intend to grow through the acquisition of additional companies, including the proposed acquisition of the business assets of Diamond Brands. We expect to face competition for acquisition candidates, which may limit the number of opportunities and may lead to higher acquisition prices. There can be no assurance that we will be able to identify, acquire, or manage profitably additional businesses or to integrate successfully any acquired businesses into our existing business without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATIONS ARE SUBJECT TO A NUMBER OF FEDERAL, STATE AND LOCAL ENVIRONMENTAL REGULATIONS.

         Our operations are subject to Federal, state and local environmental and health and safety laws and regulations including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We believe that we are in material compliance with such laws and regulations and that the cost of maintaining compliance will not have a material adverse effect on our business, results of operations or financial condition. While we do not anticipate having to make, and historically have not had to make, significant capital expenditures in order to comply with applicable environmental laws and regulations, due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot predict with any certainty that future material capital expenditures will not be required.

WE MAY BE ADVERSELY AFFECTED BY REMEDIATION OBLIGATIONS MANDATED BY APPLICABLE ENVIRONMENTAL LAWS.

         In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may become liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. Given the nature of the past industrial operations conducted by us and others at these properties, there can be no assurance that all potential instances of soil or groundwater contamination have been identified, even for those properties where an environmental site assessment has been conducted. We do not believe that any of our existing remediation obligations, including at third-party sites where we have been named a potentially responsible party, will require material capital or operating expenditures or will otherwise have a material adverse effect upon our business, results of operations or financial condition. However, future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities that may be material.

WE DEPEND UPON KEY PERSONNEL.

         We are highly dependent on the continuing efforts of our executive officers, including Martin E. Franklin, our Chairman and Chief Executive Officer, and Ian G.H. Ashken, our Vice Chairman and Chief Financial Officer, and we likely will depend on the senior management of any significant business we acquire in the future. Our business, results of operations and financial condition could be materially adversely affected by the loss of any of these persons and the inability to attract and retain qualified replacements.

WE ENTER INTO CONTRACTS WITH THE UNITED STATES GOVERNMENT AND OTHER GOVERNMENTS.

         We have entered into a contract with the United States government to supply penny blanks to the United States Mint. We have also entered into a contract with the Canadian government to supply penny blanks to the Royal Canadian Mint. These contracts contain termination provisions customary for government contracts. The United States government and Canadian government retain the right to terminate these contracts at their convenience. These contracts are also subject to reduction or modification in the event of changes in government requirements or budgetary constraints.

         Our largest metals customer is the United States Mint, which comprised approximately 8% of our 2001 consolidated net sales (approximately 6% on a pro forma basis). The United States Mint announced in the fourth quarter of 2001 that it was implementing an inventory reduction program for all coinage. In addition, several times in recent years, proposed legislation has been introduced which, if passed, could reduce or eliminate the circulation of the penny. If production, use or demand for the U.S. penny is reduced, it could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATING RESULTS CAN BE ADVERSELY AFFECTED BY CHANGES IN THE COST OR AVAILABILITY OF RAW MATERIALS.

         Pricing and availability of raw materials for use in our businesses can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

         During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

         Some of the products we manufacture require particular types of glass, plastic, metal or other materials. Supply shortages for a particular type of material can delay production or cause increases in the cost of manufacturing our products. This could have a material adverse effect on our business, results of operations and financial condition.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BECAUSE OF RISKS WHICH ARE PARTICULAR TO INTERNATIONAL OPERATIONS.

         On a pro forma basis, approximately 10.8% of Jarden's net sales in 2001 were derived from sales outside of the United States. In addition, we anticipate that international sales will be a growth area for our consumer products business. International sales (and the international operations of our customers) are subject to inherent risks which could adversely affect us, including, among other things:

         o    fluctuations in the value of currencies;

         o unexpected changes in and the burdens and costs of compliance with a variety of foreign laws;

         o    political and economic instability;

         o    increases in duties and taxation; and

         o reversal of the current policies (including favorable tax and lending policies) encouraging foreign investment or foreign trade by our host countries.

OUR PERFORMANCE CAN FLUCTUATE WITH THE FINANCIAL CONDITION OF THE RETAIL
INDUSTRY.

         We sell our consumer products to retailers, including food, hardware, catalog and mass merchants, in the United States and Canada. A significant deterioration in the financial condition of our major customers could have a material adverse effect on our sales and profitability. We continually monitor and evaluate the credit status of our customers and attempt to adjust sales terms as appropriate. Despite these efforts, a bankruptcy filing by a key customer could have a material adverse effect on our business, results of operations and financial condition.

         In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a "just-in-time" basis. This requires us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require the carrying of additional inventories.


CLAIMS MADE AGAINST US BASED ON PRODUCT LIABILITY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         As a producer and marketer of consumer products, we are subject to the risk of claims for product liability. We maintain product liability insurance, but there is a risk that our coverage will not be sufficient to insure against all claims which may be brought against us, or that we will not be able to maintain that coverage or obtain additional insurance covering existing or new products. If a product liability claim exceeding our insurance coverage were to be successfully asserted against us, it could have a material adverse effect on our business, results of operations and financial condition.

WE DEPEND ON OUR PATENTS AND PROPRIETARY RIGHTS.

         Our success with our proprietary products depends, in part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours. We cannot be sure that we will receive patents for any of our patent applications or that any existing or future patents that we receive or license will provide competitive advantages for our products. We also cannot be sure that competitors will not challenge, invalidate or avoid the application of any existing or future patents that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products. Furthermore, the patents we maintain on the bags used for vacuum sealing expire in 2005 and the patents we maintain on our home vacuum packaging systems expire in 2009. We are currently applying for patents on new bags and vacuum packaging systems that we recently acquired.

WE DEPEND ON A SINGLE MANUFACTURING FACILITY FOR CERTAIN ESSENTIAL PRODUCTS.

         Certain of our products, including some using specially designed machines and proprietary cutting technology, are manufactured at a sole company-owned manufacturing facility. These facilities are subject to the normal hazards that could result in material damage to such facilities. Damage to any of these facilities, or prolonged interruption in the operations of any of these facilities for repairs or other reasons, could have a material adverse effect on our business, results of operations and financial condition.

CERTAIN OF OUR EMPLOYEES ARE REPRESENTED BY LABOR UNIONS.

         Approximately 215 of our employees are covered by collective bargaining agreements. These agreements expire at our domestic consumables facility (Muncie, Indiana) on October 15, 2006 and at our metals facility (Greeneville, Tennessee) on October 4, 2003. While we have not experienced a work stoppage, slowdown or strike during the past five years and management believes that its relationships with our collective bargaining units are good, no assurance can be made that we will not experience a work stoppage, slowdown or strike in the future. A work stoppage, slowdown or strike by our employees, or the employees of our suppliers or customers, could have a material adverse effect on our business, results of operations and financial condition.

OUR SIGNIFICANT INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER OUR DEBT.

         We have a significant amount of indebtedness and will incur more debt if we close the proposed acquisition of Diamond Brands and/or complete a debt offering. Our significant indebtedness could:

         o make it more difficult for us to satisfy our obligations with respect to the debt securities;

         o increase our vulnerability to general adverse economic and industry conditions;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

         o limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

         o place us at a competitive disadvantage compared to our competitors that have less debt; and

         o    limit, among other things, our ability to borrow additional funds.

         The following table sets forth our total debt, total stockholders' equity, total capitalization and ratio of debt to total capitalization:


                                                 September 30, 2002
                                                 ------------------
                                                     (Unaudited)
                                                (Dollars in Thousands)
              Total debt                                      $217,290

              Total stockholders' equity                        69,789
                                             --------------------------

              Total capitalization                            $287,079
                                             ==========================

              Ratio of debt to total                               76%
              capitalization

       The terms of our senior credit facility, the indenture that will govern the debt securities, and the indenture governing our 9 3/4% senior subordinated notes due 2012 allow us to issue and incur additional debt upon satisfaction of certain conditions. See "Description of Senior Indebtedness" for a description of our senior credit facility. If new debt is added to current debt levels, the related risks described above could increase.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

         Our ability to make payments on and to refinance our indebtedness, including the debt securities, our 9 3/4% senior subordinated notes due 2012, and amounts borrowed under our senior credit facility, and to fund planned capital expenditures and expansion efforts and strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

         Based on our current level of operations, we believe our cash flow from operations, together with available cash and available borrowings under our senior credit facility, will be adequate to meet future liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in revenues and cash flow will be realized on schedule or that future borrowings will be available to us under the senior credit facility in an amount sufficient to enable us to service indebtedness, including the debt securities, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the debt securities, our 9 3/4% senior subordinated notes due 2012, and our senior credit facility, on or before maturity. We cannot assure you that we will be able to do so on commercially reasonable terms or at all.

THE INDENTURE RELATED TO THE DEBT SECURITIES, OUR 9 3/4% SENIOR SUBORDINATED NOTES DUE 2012, AND OUR SENIOR CREDIT FACILITY CONTAIN VARIOUS COVENANTS WHICH LIMIT OUR MANAGEMENT'S DISCRETION IN THE OPERATION OF OUR BUSINESS.

         Our senior credit facility, the indenture related to our 9 3/4% senior subordinated notes due 2012, and the indenture related to the debt securities contain various provisions that limit our management's discretion by restricting our and our subsidiaries' ability to, among other things:

         o    incur additional indebtedness;

         o pay dividends or distributions on, or redeem or repurchase, capital stock;

         o    make investments;

         o    engage in transactions with affiliates;

         o    incur liens;

         o    transfer or sell assets; and

         o consolidate, merge or transfer all or substantially all of our assets.

         In addition, our senior credit facility requires us to meet certain financial ratios. Any failure to comply with the restrictions of our senior credit facility, the indenture related to our 9 3/4% senior subordinated notes due 2012, the indenture related to the debt securities or any other subsequent financing agreements may result in an event of default. An event of default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE RELATED TO OUR 9 3/4% SENIOR SUBORDINATED NOTES DUE 2012.

         Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes under the indenture related to our 9 3/4% senior subordinated notes due 2012. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of these notes. In addition, restrictions in our senior credit facility prohibit repurchases of the notes unless a waiver is obtained from the lenders or our senior credit facility is repaid in full. If we fail to repurchase the notes following a change of control, we will be in default under the indenture related to the notes, which will result in a cross-default under our senior credit facility. Any future debt, including the debt securities, which we incur may also contain restrictions on repayment of the notes. In addition, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness would not constitute a change of control under the indenture related to the notes.

                        RISKS RELATED TO OUR COMMON STOCK

DELAWARE LAW AND OUR RIGHTS PLAN MAY LIMIT POSSIBLE TAKEOVERS.

         Our certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general,
Section 203 prohibits publicly-held Delaware corporations to which it applies from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This provision could discourage others from bidding for our shares and could, as a result, reduce the likelihood of an increase in our stock price that would otherwise occur if a bidder sought to buy our stock.

         We have adopted a rights plan that provides that shares of our common stock have associated preferred stock purchase rights. These rights become exercisable and detachable from the associated common stock only on the tenth day following a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock or on the tenth business day (or such later date as our board of directors will determine) following the commencement of a tender offer or exchange offer that would result in a person or group holding 15% or more of the outstanding shares of our common stock. The rights entitle our stockholders, other than the person or entity that has acquired or made an exchange or tender offer for 15% or more of our outstanding common stock, to purchase shares of our series A junior participating preferred stock or other capital stock and, in certain circumstances, would allow our stockholders to acquire capital stock in an entity that acquires our company. The exercise of these rights would make the acquisition of Jarden by a third party more expensive to that party and has the effect of discouraging third parties from acquiring our company without the approval of our board of directors, which has the power to redeem these rights and prevent their exercise. The preferred stock purchase rights are not presently exercisable and will expire at the close of business on March 22, 2003, unless earlier redeemed by us.

THE MARKET PRICE FOR OUR COMMON STOCK IS VOLATILE.

         The market price for our common stock may be highly volatile. We believe that a variety of factors, including announcements by us or our competitors, quarterly variations in financial results, trading volume, general market trends and other factors, could use the market price of our common stock to fluctuate substantially. Additionally, the market in general, and our common stock in particular, may be subject to increased volatility due to general economic conditions and the terrorist attacks in New York and Washington, D.C. and any resulting conflicts.

WE MAY ISSUE A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK IN CONNECTION WITH FUTURE ACQUISITIONS AND THE SALE OF THOSE SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE.

         As part of our growth strategy, we anticipate issuing additional shares of our common stock, preferred stock, and warrants. We may file other shelf registration statements with the Securities and Exchange Commission that we may use to sell shares of our common stock preferred stock, and warrants from time to time in connection with acquisitions. To the extent that we are able to grow through acquisitions for stock or warrants to purchase our stock, the number of outstanding shares of common stock and/or preferred stock that will be eligible for sale in the future is likely to increase substantially. Persons receiving warrants or shares of our common or preferred stock in connection with these acquisitions may be more likely to sell large quantities of their warrants and stock which may influence the price of our common stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our common stock and result in a lower price than would otherwise be obtained.

OUR STOCK PRICE MAY BE ADVERSELY AFFECTED IF OUR STOCKHOLDERS SELL SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK, OR OUR PREFERRED STOCK OR WARRANTS CONVERTIBLE INTO OUR COMMON STOCK, IN THE PUBLIC MARKET FOLLOWING THE OFFERING.

If our stockholders sell substantial amounts of our common stock, or our preferred stock or warrants convertible into our common stock, in the public market following this offering, the market price of our common stock could fall. These sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate and may require us to issue greater amounts of our common stock to finance such acquisition. Additional shares sold in this offering or to finance acquisitions may dilute our earnings per share if the new operations' earnings are disappointing.

SINCE WE HAVE BROAD DISCRETION IN HOW WE USE THE NET PROCEEDS FROM THIS OFFERING, WE MAY USE SUCH PROCEEDS IN WAYS WITH WHICH YOU DISAGREE.

         We have not allocated specific amounts of the net proceeds from this offering to any specific purpose. While we expect to use a portion of the net proceeds from this offering to pay down our credit facility, our credit facility will permit us to re-borrow that money at later times. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The failure of management to use such funds effectively could have a material adverse effect on our business, financial condition and operating results.

                      RISKS RELATING TO THE DEBT SECURITIES

YOUR RIGHT TO RECEIVE PAYMENTS ON THE DEBT SECURITIES IS JUNIOR TO OUR EXISTING SENIOR INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE DEBT SECURITIES ARE JUNIOR TO ALL OF THE GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

         The debt securities and the guarantees rank behind all of our and the guarantors' existing senior indebtedness and all of our and the guarantors' future senior indebtedness. See "Description of Senior Indebtedness" for a description of our senior credit facility. As of September 30, 2002, the debt securities and the guarantees were subordinated to approximately $53 million of senior debt. In addition, our senior credit facility permitted up to approximately $46 million of additional borrowings, subject to compliance with the covenants and conditions to borrowing under the senior credit facility, which borrowings would be senior to the debt securities and the guarantees. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future.

         As a result of this subordination, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceedings relating to us or the guarantors or our or the guarantors' property, the holders of our senior debt and the senior debt of the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the debt securities or the guarantees.

         In addition, all payments on the debt securities and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

         In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, the indenture relating to the debt securities will require that amounts otherwise payable to holders of the debt securities in a bankruptcy or similar proceeding be paid to holders of senior debt instead until the holders of senior debt are paid in full. As a result, holders of the debt securities may not receive all amounts owed to them and may receive less, ratably, than holders of trade payables and other unsubordinated indebtedness in any such proceeding.

SINCE THE DEBT SECURITIES ARE UNSECURED, YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF HOLDERS OF SECURED DEBT.

         In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the debt securities will be unsecured while obligations under our senior credit facility will be secured by substantially all of our assets and those of our subsidiaries. If we become insolvent or are liquidated, or if payment under the senior credit facility is accelerated, the lenders under the senior credit facility are entitled to exercise the remedies available to a secured lender under applicable law. These lenders have a claim on all assets securing the senior credit facility before the holders of unsecured debt, including the debt securities.

NOT ALL OF OUR SUBSIDIARIES WILL GUARANTEE OUR OBLIGATIONS UNDER THE DEBT SECURITIES, AND THE ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE DEBT SECURITIES.

         Our present and future domestic restricted subsidiaries will guarantee the debt securities. Payments on the debt securities are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the debt securities, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. On a pro forma basis, as of and for the year ended December 31, 2001, the aggregate total assets and net sales of our foreign subsidiaries, which represent all of our non-guarantor subsidiaries, were $14.3 million and $15.3 million, respectively, or 4.6% and 3.6%, respectively, of our total assets and net sales.

         In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the debt securities are effectively subordinated to all indebtedness and other liabilities of the non-guarantor subsidiaries.

A PUBLIC MARKET FOR THE DEBT SECURITIES MAY NOT DEVELOP.

         There can be no assurance that a public market for the debt securities will develop or, if such a market develops, as to the liquidity of the market. If a market were to develop, the debt securities could trade at prices that may be higher or lower than their principal amount. We do not intend to apply for listing of the debt securities on any securities exchange or for quotation of the debt securities on any automated quotation system. If an active public market does not develop or continue, the market price and liquidity of the debt securities may be adversely affected.

         In addition, the liquidity of the trading market in the debt securities, and the market price quoted for the debt securities, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the debt securities.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE SECURITY HOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

         If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantors may be reviewed under the Federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee:

         o received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

         o    either:

              o was insolvent or rendered insolvent by reason of entering into a guarantee; or

              o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

              o intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they become due.

         In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor's creditors under those circumstances.

         If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the debt securities would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed the debt securities. The debt securities then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

         o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

         o the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         o it could not pay its debts or contingent liabilities as they become due.

         If the claims of the holders of the debt securities against any subsidiary were subordinated in favor of other creditors of the subsidiary, the other creditors would be entitled to be paid in full before any payment could be made on the debt securities. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims there would be sufficient assets remaining to satisfy the claims of the holders of the debt securities.

         Based upon financial and other information, we believe that the guarantees are being incurred for proper proposes and in good faith and that we, and our subsidiaries that are guarantors, on a consolidated basis, are solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on our business after the issuance of the debt securities and will be able to pay our debts as they mature. We cannot assure you, however, as to the standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

                           FORWARD LOOKING STATEMENTS

         Certain statements we make in this prospectus, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward looking statements" within the meaning of the Federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

         Before you invest in our common stock or debt securities, you should be aware that the occurrence of the events described in the immediately above section captioned "Risk Factors" and otherwise discussed elsewhere in this prospectus or in materials incorporated in this prospectus by reference to our other filings with the Commission, could have a material adverse affect on our business, financial condition and results of operation.

         The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources or our estimates based on management's knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

                                 USE OF PROCEEDS

         Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and other potential acquisitions, and to make certain required prepayments under our senior credit facility. See the section titled "Description of Senior Indebtedness" for a detailed description of required prepayments. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from our sale of any securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratio of earnings to fixed charges for the five years ended December 31, 2001 and the nine months ended September 30, 2002 are set forth below:

                         ------------------------------------------------------------------------------------------
                                                                                             FOR THE NINE MONTHS
                                           FOR THE YEAR ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                         ------------------------------------------------------------------------------------------
                             1997          1998         1999         2000          2001              2002
                         ------------------------------------------------------------------------------------------
Ratio of earnings to
fixed charges                10.5          12.4          6.2          1.5           *                4.6
                         ==========================================================================================

* For the actual year ended December 31, 2001, the calculated ratio of earnings to fixed charges is less than one-to- one and represents a deficiency of approximately $125.6 million.

         The ratios of earnings to fixed charges are calculated as follows:

 (income before income taxes and minority interest) + (fixed charges) - (capitalized interest)
 ---------------------------------------------------------------------------------------------
                                 (fixed charges)

                       DESCRIPTION OF THE DEBT SECURITIES

         This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

         The debt securities are to be issued under an indenture between us and a trustee, and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA").

         The form of the indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the form of indenture will be described in the prospectus supplement relating to the debt securities.

         The statements made hereunder relating to the indenture and the debt securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture (including those terms made a part of the indenture by reference to the TIA) and such debt securities. We have filed a copy of the indenture as an exhibit to the registration statement. Capitalized terms used in the summary below have the meanings specified in the indenture.

GENERAL

         The terms of each series of debt securities will be detailed or determined in the manner provided in the indenture and any applicable supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

         We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities, if applicable:

         o    the title of the debt securities;

         o any limit on the aggregate principal amount of the debt securities;

         o the date or dates on which we will pay the principal on the debt securities;

         o the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for the interest payable on any interest payment date;

         o the place or places where principal of and any premium and interest on the debt securities will be payable;

         o whether the debt securities rank as senior subordinated debt securities or subordinated debt securities;

         o    the terms of any guarantee of any debt securities;

         o the terms and conditions upon which we may redeem the debt securities;

         o any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

         o the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

         o whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

         o the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

         o the currency, currencies, or currency units in which payment of the principal of and any premium and interest debt securities will be made;

         o if payments of principal of or any premium and interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies, or currency units in which payment of principal of or any premium and interest on the debt securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

         o the manner in which the amounts of payment of principal of or any premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index, based upon a formula, or in some other manner;

         o whether, the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;

         o any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

         o any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

         o any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

TRANSFER AND EXCHANGE

         A holder will be able to transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders may be required to pay all taxes due on transfer.

EVENTS OF DEFAULT AND REMEDIES

         An event of default means with respect to any series of debt securities, any of the following:

         o default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

         o default in the payment of the principal of or premium, if any, on any debt security of that series when it becomes due and payable;

         o default in the making of any sinking fund payment when and as due in respect of any debt security of that series;

         o default in the performance, or breach, of any other material covenant or warranty by us in the indenture (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt elsewhere in the indenture or that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a certain specified percentage in aggregate principal amount of the then outstanding debt securities of that series as provided in the indenture;

         o any nonpayment or other default is made under any agreement or instrument relating to any of our other indebtedness and such default shall have continued after any applicable grace period and results in that indebtedness becoming due prior to its stated maturity or occurs at the final maturity of that indebtedness;

         o       certain events of bankruptcy, insolvency or reorganization; and

         o any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

         No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.

         If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a certain specified percentage in aggregate principal amount of the then outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series.

         In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and premium, if any, and interest of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

         At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under "- Amendment, Supplement and Waiver" below.
We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

         The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense. Subject to certain rights of the trustee, the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

         The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

AMENDMENT, SUPPLEMENT AND WAIVER

         Without notice to or the consent of any holders, we and the trustee enter into one or more supplemental indentures for any of the following purposes:

         o to evidence the succession of another entity to us and the assumption by that successor of our covenants in the indenture and in the debt securities;

         o to add to the covenants for the benefit of the holders of all or any series of debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any right or power conferred upon us;

         o    to add any additional events of default;

         o to add or change any of the provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form

         o subject to certain limitations, to add to, change, or eliminate any of the provisions of the indenture in respect of any series of debt securities;

         o to establish the form or terms of debt securities of any series as permitted by the indenture;

         o to evidence and provide for the acceptance of appointment of a separate or successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or

         o to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

         We and the trustee may, with some exceptions, amend or modify any indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

         o change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity, or change the coin or currency in which any premium or interest on any debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

         o reduce the percentages of holders whose consent is required for any modification or waiver; or

         o modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

         A modification which changes or eliminates any provision of an indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or modifies the holders' rights will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

         The indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of that series waive any past default and its consequences with respect to that series, except:

         o a default in the payment of interest on or premium, if any, or the principal of, any debt security of that series; or

         o a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

DEFEASANCE OF INDENTURE

         Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).

         Covenant Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions we may omit to comply with certain covenants contained in the indenture, as well as additional covenants contained in a supplement to the indenture and that certain events of default under the indenture will not constitute a an event of default with respect to the debt securities of that series.

         In the case of either legal defeasance or covenant defeasance, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge the principal of and premium and interest on the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

         This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

CONSOLIDATION, MERGER, SALE OR TRANSFER

         We may not consolidate with or merge with or into any other person or transfer all or substantially all of our properties and assets to any person unless, among other things:

o    either:

              o    we are the surviving or continuing corporation; or

              o the person (if other than us) formed by such consolidation or into which we are merged or the person which all or substantially all of our properties and assets are transferred is a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture all of our obligations under the debt securities and the indenture; and

o immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection with the transaction, no default will exist.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         The holders of our common stock, par value $0.01 per share, are entitled to one vote for each share on all matters voted on by our stockholders, including the election of directors. No holders of common stock have any right to cumulative voting. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor. We currently do not and do not intend to pay cash dividends on our common stock in the foreseeable future, and, at this time, are restricted from doing so under the terms of our credit facility.

         In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference and other amounts owed to the holders of our preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. Subject to adjustment and certain limitations, each share of common stock has a preferred stock purchase right that entitles the registered holder of the common stock to purchase from us a unit consisting of one one-hundredth of a share of our series A junior participating preferred stock, at an exercise price of $45.00 per Right upon the happening of certain events. The preferred stock purchase rights are not presently exercisable and will expire at the close of business on March 22, 2003, unless earlier redeemed by us.

         Our common stock is listed on the New York Stock Exchange under the symbol "JAH."

PREFERRED STOCK

         Our restated certificate of incorporation, as amended, authorizes our board of directors to issue, without further stockholder action, up to 5,000,000 shares of preferred stock, in one or more series, having a par value of $.01 per share, 250,000 of which has been designated as Series A Junior Participating Preferred Stock. The board of directors is authorized to fix for each such series the designation and relative rights (including, if any, conversion, participation, voting and dividend rights and stated redemption and liquidation values), preferences, limitations and restrictions, as are stated in the resolutions adopted by the board of directors and as are permitted by General Corporation Law of the State of Delaware. One right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock is attached to each outstanding share of our common stock.

                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase debt securities, shares of preferred stock, or shares or common stock. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will set forth additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

         Each warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the applicable prospectus supplement.

         The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

         o    the title of the warrants;

         o    the aggregate number of the warrants;

         o             or prices at which the warrants will be issued;

         o the designation, aggregate principal amount and terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

         o the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each security;

         o the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

         o the price at which the securities purchasable upon exercise of the warrants may be purchased;

         o the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

         o the maximum or minimum number of warrants which may be exercised at any time;

         o a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants; and

         o any other terms of the warrants and terms, procedures and limitations relating to the exercise of the warrants.

         Holders may exchange warrant certificates for new warrant certificates of different denominations, and may exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise.

                       DESCRIPTION OF SENIOR INDEBTEDNESS

         On April 24, 2002, we refinanced our existing senior indebtedness with a new $100 million senior secured credit facility (the "Credit Facility") pursuant to the terms of a Credit Agreement (the "Credit Agreement"), with Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), Swing Line Lender, and L/C Issuer, Canadian Imperial Bank of Commerce, as Syndication Agent, National City Bank of Indiana, as Documentation Agent, and the other Lenders party thereto, including The Bank of New York, Fleet National Bank, Harris Trust and Savings Bank, U.S. Bank National Association, Allfirst Bank, Transamerica Business Capital Corporation, and Union Federal Bank of Indianapolis.

         The Credit Agreement, among other things, provides for a new senior credit facility for up to $100 million of senior secured loans, consisting of a $50 million five-year revolving credit facility (the "Revolving Credit Facility") and a $50 million five-year term loan facility (the "Term Loan Facility").

         The Revolving Credit Facility includes up to an aggregate of $10 million in standby and commercial letters of credit and up to an aggregate of $10 million in swing line loans. As of June 30, 2002, we had not drawn any of the $50 million available under the Revolving Credit Facility, although we used $2.6 million of availability in connection with pre-existing letters of credit.

         The Term Loan Facility was drawn in full, in the amount of $50 million, at the closing of the Credit Facility and $48.75 million was outstanding as of September 30, 2002 reflecting scheduled principal repayment since issuance. Principal and interest under the Term Loan Facility are payable quarterly, in accordance with a specified amortization schedule, with the final payment of all amounts outstanding thereunder being due on April 24, 2007.

         The Revolving Credit Facility and the Term Loan Facility bear interest at a rate equal to (i) the Eurodollar Rate (as determined by the Administrative Agent) pursuant to an agreed formula or (ii) a Base Rate equal to the higher of (a) the Bank of America prime rate and (b) the federal funds rate plus .50%, plus, in each case, an applicable margin ranging from .75% to 1.50% for Base Rate loans and from 2.00% to 2.75% for Eurodollar Rate loans.

         The Credit Agreement contains certain restrictions on the conduct of our business, including, among other things, restrictions, generally, on:

         o incurring debt, including any debt issued in connection with this offering;

         o    disposing of certain assets;

         o    making investments;

         o    exceeding certain agreed capital expenditures;

         o    creating or suffering liens on our assets;

         o completing certain mergers, consolidations, and with permitted exceptions, acquisitions;

         o    declaring dividends;

         o    redeeming or prepaying other debt; and

         o    transactions with affiliates.

         The Credit Agreement also requires us to maintain the following financial covenants:

         o our consolidated net worth may not be at any time less than the sum of:

         o        $30,000,000;

              o an amount equal to 50% of our consolidated net income earned in each fiscal quarter ending after December 31, 2001 (with no deduction for a net loss in any such fiscal quarter); and

              o an amount equal to 100% of the aggregate increases in the stockholders' equity of Jarden and our subsidiaries after April 24, 2002 by reason of the issuance and sale of our capital stock (including upon any conversion of our debt securities into our capital stock);

         o our total leverage ratio as of the end of any four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

              ------------------------------------------------- --------------------------------------------
              Four-Quarter Period ending closest to:                   Maximum Total Leverage Ratio
              ------------------------------------------------- --------------------------------------------
              September 30, 2002;
              December 31, 2002;
              March 31, 2003;
              June 30, 2003; and                                               3.50 to 1.00
              September 30, 2003
              ------------------------------------------------- --------------------------------------------
              December 31, 2003;
              March 31, 2004;
              June 30, 2004; and                                              3.25 to 1.00
              September 30, 2004
              ------------------------------------------------- --------------------------------------------

              ------------------------------------------------- --------------------------------------------
              Four-Quarter Period ending closest to:                   Maximum Total Leverage Ratio
              ------------------------------------------------- --------------------------------------------
              December 31, 2004 and thereafter                                 3.00 to 1.00
              ------------------------------------------------- --------------------------------------------


         o our senior leverage ratio as of the end of any four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:


              ------------------------------------------------- --------------------------------------------
              Four-Quarter Period ending closest to:                   Maximum Senior Leverage Ratio
              ------------------------------------------------- --------------------------------------------
              September 30, 2002;                                              2.00 to 1.00
              December 31, 2002; and
              March 31, 2003
              ------------------------------------------------- --------------------------------------------
              June 30, 2003;
              September 30, 2003;
              December 31, 2003;                                               1.75 to 1.00
              March 31, 2004;
              June 30, 2004; and
              September 30, 2004
              ------------------------------------------------- --------------------------------------------
                                                                               1.50 to 1.00
              December 31, 2004 and thereafter
              ------------------------------------------------- --------------------------------------------


              ; and

         o our fixed charge ratio as of the end of any applicable period, beginning with the period ending closest to September 30, 2002, may not be less than 1.25 to 1.00.

         However, the Credit Agreement does not make any significant restrictions on our or our domestic subsidiaries' ability to obtain funds from their respective subsidiaries by dividend or loan.

         The occurrence of certain events or conditions described in the Credit Agreement (subject to grace periods in certain cases) constitutes an event of default. If an event of default occurs, the Administrative Agent may, at the request or consent of the Lenders, among other things, declare the entire outstanding balance of principal and interest of all outstanding loans to be immediately due and payable. The events of default include, among other things:

         o our failure to pay any principal, interest, or other fees when due;

         o    any material judgment or order entered against us;

         o    any inaccuracy in the representations and warranties;

         o failure to observe certain covenants under the Credit Agreement (including, e.g., the financial covenants);

         o bankruptcy, insolvency or receivership proceedings with respect to Jarden; and

         o    a change of control of Jarden.

         The Credit Agreement provides that we shall make required prepayments of the Term Loan and Revolving Loan, including, among other things, upon the happening of the following events:

         o    in the event that our total leverage ratio is greater than 3.00 to
              1.00 as of the end of any fiscal year, beginning with the fiscal year ending December 31, 2002, we must make a prepayment in an amount equal to fifty percent (50%) of the amount of excess cash flow, each such prepayment to be made on the date our and our subsidiaries' financial statements for such fiscal year are required to be delivered (or if earlier, the date such financial statements are delivered) pursuant to the Credit Agreement;

         o we must make, or must cause each applicable subsidiary to make, a prepayment with respect to each private or public offering of equity securities of Jarden or any of our subsidiaries (other than equity securities issued to Jarden or a guarantor) in an amount equal to fifty percent (50%) of the net proceeds of each issuance of equity securities of the Jarden or any of our subsidiaries, each such prepayment to be made within ten (10) business days of receipt of such proceeds and upon not less than five (5) business days' prior written notice to the Administrative Agent; however, no prepayment shall be required of the first $10,000,000 of net proceeds in each fiscal year of Jarden realized from (x) the issuance of equity securities in connection with the exercise of any option, warrant or other convertible security of Jarden or any of our subsidiaries or (y) the issuance, award or grant of equity securities to eligible participants under a stock plan of Jarden.

         o we must make, or must cause each applicable subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the net proceeds from each Disposition (as defined below) other than certain Permitted Dispositions (as defined below), each such prepayment to be made within ten (10) business days of receipt of the net proceeds thereof and upon not less than five (5) business days' prior written notice to the Administrative Agent. Disposition means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. A Disposition shall not include (a "Permitted Disposition"):

              o Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

              o    Dispositions of inventory in the ordinary course of business;

              o Dispositions by Jarden or any of our subsidiaries of equipment or real property which is replaced by equipment or real property of substantially equivalent or greater utility and value within ninety (90) days of the date of disposition thereof, provided that if the fair market value of the property so disposed of is greater than $3,000,000, the Administrative Agent will have received notice of such disposition from us not less than twenty (20) days prior to the consummation of such disposition;

              o Dispositions of property (i) by any of our subsidiaries to a guarantor, (ii) by us or any guarantor to any guarantor, and
                   (iii) by any of our subsidiaries that is not a guarantor to any other of our subsidiaries that is not a guarantor;

              o any of our subsidiaries may merge with or transfer substantially all its assets (upon voluntary liquidation or otherwise) to any guarantor, provided that, if a merger, the guarantor must be the continuing or surviving person, and provided further that if a transfer of assets in the form of a sale by a subsidiary that is not a guarantor, the sale shall be at fair market value and the aggregate amount of all such sales will not exceed $5,000,000;

              o any of our subsidiaries substantially all of whose assets consist of other subsidiaries' securities or other equity securities in any person may merge with or transfer substantially all its assets (upon voluntary liquidation or otherwise) to us, provided that, if a merger, we will be the continuing or surviving person, and provided further that if a transfer of assets in the form of a sale by a subsidiary that is not a guarantor, the sale will be at fair market value and the aggregate amount of all such sales will not exceed $5,000,000;

              o any of our subsidiaries that is not a guarantor may merge with or sell substantially all its assets (upon voluntary liquidation or otherwise) to any one or more subsidiaries that is not a guarantor; and

              o Dispositions not otherwise permitted by above, so long as the aggregate fair market value of all such property so disposed in any fiscal year of Jarden does not exceed $35,000,000 and the net proceeds therefrom are applied in accordance with the Credit Agreement;

         o In the event that the net proceeds received from insurance carried with respect to the collateral securing our obligations under the Credit Agreement and the other loan documents is not completely and fully utilized for the repair or replacement of such collateral, we must make, or must cause each applicable subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the net proceeds received with respect to such insurance that is not so utilized.

         In connection with entering into the Credit Agreement, all of our domestic subsidiaries, including Hearthmark, Inc., Alltrista Plastics Corporation, Alltrista Newco Corporation, Alltrista Zinc Products, L.P., TriEnda Corporation, Tilia, Inc. (formerly known as Alltrista Acquisition I, Inc.), Tilia Direct, Inc. (formerly known as Alltrista Acquisition II, Inc.), and Tilia International, Inc. (formerly known as Alltrista Acquisition III, Inc.), and Quoin Corporation, have agreed to guarantee our obligations under the Credit Agreement.

         Pursuant to a securities pledge agreement, all obligations under the Credit Agreement are secured by a security interest in all of the capital stock or other equity interests of each of our existing or future direct or indirect domestic subsidiaries, and 65% of the voting capital stock or other equity interests and 100% of the nonvoting stock or other equity interests of each of our (or any of our direct or indirect domestic subsidiaries') existing or future direct foreign subsidiaries. Pursuant to the terms of a security agreement and an intellectual property security agreement, the obligations under the Credit Agreement are also secured by a security interest in substantially all of the assets and properties of us and our domestic subsidiaries.

         The foregoing is a summary of the material provisions of the Credit Agreement and certain of the documents entered into by us and our domestic subsidiaries in connection therewith which are incorporated herein by reference.

                              PLAN OF DISTRIBUTION

         We may sell securities to or through underwriters and also may sell securities directly to purchasers or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement.

         We may distribute the securities from time to time in one or more transactions:

         o    at a fixed price or prices, which may be changed;

         o    at market prices prevailing at the time of sale;

         o    at prices related to such prevailing market prices; or

         o    at negotiated prices.

         We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

         We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

         To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

         Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. The telephone number of the Public Reference Room of the Commission is 1-800-SEC-0330. In addition, similar information can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         With respect to the common stock, preferred stock, warrants, and debt securities, this prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our common stock, preferred stock, warrants, and debt securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

         You should rely on the information contained in this prospectus and in the registration statement as well as other information you deem relevant. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale or exchange of securities, however, we have a duty to update that information while this prospectus is in use by you where, among other things, any facts or circumstances arise which, individually or in the aggregate, represent a fundamental change in the information contained in this prospectus or any material information with respect to the plan of distribution was not previously disclosed in the prospectus or there is any material change to such information in the prospectus. This prospectus does not offer to sell or solicit any offer to buy any securities other than the common stock, preferred stock, warrants, and debt securities to which it relates, nor does it offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                     EXPERTS

         The consolidated financial statements of Jarden Corporation and subsidiaries (formerly Alltrista Corporation and subsidiaries) appearing in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Tilia International, Inc. and its subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

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                                   $30,000,000

                            [JARDEN CORPORATION LOGO]

                    9 3/4% SENIOR SUBORDINATED NOTES DUE 2012

                            ------------------------

                              PROSPECTUS SUPPLEMENT
                                   MAY 1, 2003

                            ------------------------


CIBC WORLD MARKETS                                BANC OF AMERICA SECURITIES LLC

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